Exhibit 10.22

LICENSE agreement

by and between

VIELA Bio, Inc.

and

Mitsubishi tanabe pharma corporation

October 8, 2019

96848447v.2

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Table of Contents

Page

1.	DEFINITIONS1
2.	GRANT OF LICENSES13
2.1.	License to MTPC13
2.2.	Restrictions13
2.3.	Sublicensing13
2.4.	Right of Reference14
2.5.	Supply of Product14
2.6.	No Other Rights14
3.	DECISION MAKING AND DISPUTE RESOLUTION14
3.1.	Joint Steering Committee14
3.2.	Administration15
3.3.	Alliance Managers16
3.4.	Decision Making16
4.	DEVELOPMENT, REGULATORY, COMMERCIALIZATION17
4.1.	Development17
4.2.	Global Study Plan18
4.3.	Information Sharing19
4.4.	Privacy19
4.5.	Regulatory Matters19
4.6.	Commercialization in the Territory21
5.	PAYMENTS22
5.1.	Upfront Payment22
5.2.	Milestone Payments22
6.	MANUFACTURE; SUPPLY; PRICING23
6.1.	Manufacture and Supply Activities23
6.2.	Supply Agreement23
6.3.	Quality Agreement23
6.4.	[***]23
6.5.	Supply Price23
6.6.	[***]24
6.7.	Reductions to Supply Price24
6.8.	Reports and Payments24
7.	MUTUAL COVENANTS26
7.1.	Confidentiality26
7.2.	Compliance with Law28

i

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.3.	Viela Existing Licenses28
7.4.	Non-Competition28
8.	REPRESENTATIONS AND WARRANTIES29
8.1.	Mutual Representations, Warranties and Covenants29
8.2.	Anti-Corruption Compliance30
8.3.	Additional Representations and Warranties of Viela31
8.4.	Additional Covenant of Viela32
8.5.	Additional Representations and Warranties of MTPC32
8.6.	Disclaimer32
9.	INTELLECTUAL PROPERTY33
9.1.	Ownership33
9.2.	Maintenance and Prosecution of Patents34
9.3.	Enforcement35
9.4.	Viela-Licensed Patents37
9.5.	Patent Marking37
9.6.	Infringement Claims by Third Parties37
9.7.	Trademarks38
9.8.	Privileged Communications39
10.	TERM AND TERMINATION39
10.1.	Term39
10.2.	Rights of Termination39
10.3.	Effects of Termination or Expiration40
10.4.	365(n) of the U.S42
10.5.	Survival of Certain Obligations43
11.	INDEMNIFICATION AND INSURANCE43
11.1.	Indemnification by Viela43
11.2.	Indemnification by MTPC43
11.3.	Procedure44
11.4.	Other Proceedings45
11.5.	Insurance45
11.6.	Liability Limitations45
12.	MISCELLANEOUS46
12.1.	Governing Law46
12.2.	Dispute Resolution46
12.3.	Force Majeure47
12.4.	Entire Agreement48
12.5.	Amendments; Waiver48
12.6.	Severability48
12.7.	Independent Contractors48
12.8.	Notices48
12.9.	Assignment49
12.10.	Publicity50
12.11.	Third Parties Beneficiaries50

ii

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.12.	Joint Drafting50
12.13.	Counterparts50
12.14.	Further Assurance51

iii

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is effective as of October 8, 2019 (hereinafter called “Effective Date”), between Viela Bio, Inc., a Delaware corporation with a principal place of business at One MedImmune Way, Gaithersburg MD, 20878, U.S.A. (“Viela”) and Mitsubishi Tanabe Pharma Corporation organized and existing under the laws of Japan with a principal place of business at 3-2-10, Dosho-machi, Chuo-ku, Osaka 541-8505, Japan (“MTPC”).  Viela and MTPC may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.

Viela is a biotechnology company and has rights to certain patents and know-how related to the Viela Compound and pharmaceutical preparations containing the Viela Compound as an active pharmaceutical ingredient.

B.

MTPC is a pharmaceutical company, having particular expertise, experience, skills, infrastructure and appropriately qualified personnel, to effectively Develop, package and Commercialize the Product throughout the Territory in accordance with the terms and conditions of this Agreement.

C.

Prior to entering into discussions with Viela, MTPC possessed no confidential technology or information of its own relating to the Viela Compound and/or the Products.  Viela and MTPC entered into a Confidentiality Agreement dated as of [***] (the “CDA”) by means of which Viela disclosed to MTPC confidential information and data relating to the Viela Compound and the Products.

D.

MTPC wishes to acquire a license to Develop and Commercialize the Products in the Territory and the right to serve as the Regulatory Approval holder in the Territory, and to perform certain development activities, as further set forth herein.

E.	MTPC further wishes to purchase clinical and commercial supplies of Products from Viela and Viela wishes to supply the Products to MTPC, as further set forth herein.

agreement

In consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere herein.

1.1.

“Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject that is administered a pharmaceutical product, as designated in any Applicable Law in the Territory and that is required to be reported to a Regulatory Authority.

1.2.

“Affiliate(s)” means, with respect to a Party, any person or entity directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Party.  For this purpose, “control” (including the terms controlling, controlled by and under common control with) means the power whether or not normally exercised, to direct the management and affairs of another corporation or other entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.  In case of a

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting securities shall in any case be deemed to confer “control”.
1.3.

“Anti-Corruption Laws” means all Applicable Laws for the prevention of fraud, kickbacks, bribery, corruption, racketeering, money laundering or terrorism, including the U.S.  Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended, each, as amended from time to time.

1.4.

“Applicable Laws” means the applicable provisions of any and all national, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions of any Governmental Authority (including Regulatory Authorities) having jurisdiction over or related to the subject matter in question, including Regulatory Requirements, Regulatory Laws, export control laws, and Anti-Corruption Laws, which are applicable to the subject matter of this Agreement.

1.5.	“Bulk Product” means Product in finished drug product form, in bulk packaging.
1.6.

“Business Day” means every day of a week with the exception of Saturday and Sunday, any public holiday in Japan, the United States or the relevant country in the Territory, or any non-working day of the headquarters of either Party.  For the purpose of this Section 1.6, “relevant country” shall mean the country involved in the matter for which the applicable period is calculated.  For example, when calculating the notice period for sharing information regarding MTPC’s development activities in Thailand under Section 4.3 (Information Sharing), Thailand shall be considered a relevant country.

1.7.	“Calendar Quarter” means each of the three (3) consecutive month periods ending on March 31, June 30, September 30 and December 31.
1.8.

“Change of Control” means, with respect to a Party or any of its Affiliates, Licensees or Sublicensees, (a) any sale, transfer, assignment, or other disposition, whether by operation of law or otherwise, of the voting stock or other securities, which results in any single Third Party owning directly or indirectly a majority of voting stock or other securities; (b) the sale of substantially all assets in one or a series of transactions to a Third Party buyer; (c) a merger or consolidation with any Third Party, as a result of which the equity holders of a Party or any of its Affiliates, Licensees or Sublicensees immediately prior to such event hold less than a majority of the outstanding capital stock of the surviving entity or parent of the surviving entity; or (d) the acquisition by a Third Party of the right to nominate a controlling majority of members of the board of directors.

1.9.

“Clinical Trial(s)” means any clinical trial or any other test or study in human subjects, whether sponsor or principal investigator initiated, intended to determine the safety, tolerability, pharmacokinetics, efficacy,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

pharmacodynamics or benefit/risk analysis of a product in human subjects as may be required by Applicable Law or recommended by a Regulatory Authority to obtain or maintain Regulatory Approval for a product.

1.10.

“Commercialization” means all activities directed to marketing, promoting, advertising, exhibiting, distributing (including storage for distribution or inventory), detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting a Product, including, pre-commercial launch market development activities conducted in anticipation of Regulatory Approval, seeking pricing and reimbursement approvals for a Product, if applicable, preparing advertising and promotional materials, and sales force training.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.11.

“Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including to Develop or Commercialize the Product, those efforts and resources consistent with the usual practices of such Party in pursuing the development or commercialization of its own pharmaceutical products that are of similar market potential as such Product, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of such Product and such Party’s other pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.  Without limiting the foregoing, Commercially Reasonable Efforts require, with respect to such obligations, the Party to carry out the given obligation without undue delay.

1.12.

“Confidential Information” means, with respect to a Party, all non-public information (and all tangible and intangible embodiments thereof), which is Controlled by such Party, and is disclosed by such Party to the other Party pursuant to this Agreement.  Any technical information disclosed at a meeting of the JSC or any other subcommittee established pursuant to this Agreement shall constitute Confidential Information unless otherwise specified.  The content of this Agreement shall constitute Confidential Information of each Party.

1.13.

“Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any compound, product, material, information, Patent, Trademark or other Intellectual Property right, that the Party (a) owns or has a license to such compound, product, material, information, Patent, trademark or other Intellectual Property right and (b) has the ability to grant to the other Party access, a license or a sublicense (as applicable) to such compound, product, material, information, Patent, trademark or other Intellectual Property right as provided for herein without (i) requiring the consent of a Third Party or (ii) violating the terms of any agreement or other arrangement with any Third Party; provided, that Intellectual Property of an acquirer of a Party or its Affiliates in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

existence prior to the acquisition date shall not be deemed to be “Controlled” by such Party or Affiliate.
1.14.

“Cover,” “Covering” or “Covered” means that the use, Manufacture, Development, or Commercialization of the subject matter in question falls within the scope of at least one Valid Claim of a Patent, or would, but for the License, infringe at least one Valid Claim of a Patent.

1.15.

“Developed IP” means all Intellectual Property related to the Viela Compound or any Product that is acquired or developed by or on behalf of a Party or its Affiliates, or Sublicensees during the Term of this Agreement, pursuant to this Agreement or with the use of the other Party’s Confidential Information.

1.16.

“Development” means all activities performed by or on behalf of either Party pursuant to any Development Plan for the Viela Compound and Products in the Field.  Development includes, without limitation, all activities related to research, preclinical testing, test method development and stability testing, toxicology, formulation, Clinical Trials, seeking Regulatory Approval and otherwise handling regulatory affairs, statistical analysis and report writing performed pursuant to the Development Plan with respect to Products.  Development does not include Manufacturing or Commercialization.  When used as a verb, “Develop” means to engage in Development.

1.17.

“Development Plan” means the plan for the Development of the Viela Compound and Products for the Territory and for obtaining and maintaining Regulatory Approval approved by the JSC and as amended or updated from time to time, but in no event less frequently than once a [***], in accordance with this Agreement.

1.18.	“Effective Date” means the date of this Agreement first set forth above.
1.19.	“Field” means all prophylactic, diagnostic or therapeutic uses in human, including all indications and all forms of administration.
1.20.

“Final Manufacturing” means all activities required to prepare Product supplied by Viela to MTPC as finished drug product for commercial sale in the Territory, including primary and secondary packaging and labeling with the approved packaging and label for the country in the Territory in which it is to be sold; stability or other testing; quality control; and release of the Product for sale in the Territory.

1.21.

“First Commercial Sale” means the first sale to a Third Party of Product for use or consumption by an end-user in a given country in the Territory after Marketing Authorization has been obtained in such country.  A First Commercial Sale does not include a sale of Product for use in Clinical Trials, for research or for other non-commercial uses.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.22.

“FTE Rate” means, (a) with respect to determining Fully Burdened Cost, the applicable rate per FTE for manufacturing and supply activities conducted by employees or contractors of Viela, which rate shall be determined by the Parties in the Supply Agreement and shall be a reasonable approximation of the average actual fully loaded costs of Viela for such FTEs, and (b) for Development activities, [***].  Once set, the FTE Rate for employees of Viela may be adjusted by Viela once per calendar year to reflect changes in such costs, including those caused by inflation or otherwise.

1.23.	“FTE” means the full-time equivalent [***].
1.24.

“Fully Burdened Cost” means, with respect to any Product supplied by Viela to MTPC: (a) if such Product (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer, [***].  Such fully burdened costs shall be calculated in accordance with GAAP, consistently applied.

1.25.

“Fully Loaded Cost” means, with respect to any Global Study conducted by or on behalf of Viela, all costs and expenses associated with the conduct of the Global Study, including, as applicable, the actual costs and expenses incurred by a contract research organization for conducting such Global Study (or any portion of such Global Study), [***].  Such Fully Loaded Costs shall be calculated in accordance with GAAP, consistently applied.

1.26.	“GAAP” means U.S. generally accepted accounting principles, consistently applied.
1.27.

“General Developed IP” means Developed IP that is not exclusively related to the Viela Compound or any Product.  Developed IP is not exclusively related to the Viela Compound or any Product if it covers compounds or products other than the Viela Compound or any Product, or processes or methods that are applicable to any other compound or product.

1.28.

“Global Study” means a single- or multi-regional clinical study that is designed to obtain Regulatory Approvals for a Product in multiple regions and countries through the conduct of Clinical Trials for a Product in multiple countries, regions, territories and medical institutions conducted as part of one (1) unified Clinical Trial or separately but concurrently in accordance with a common clinical trial protocol.  For greater clarity, Global Study shall not include any clinical study conducted solely by MTPC and its Affiliate or Sublicensees in the Territory.

1.29.

“Good Clinical Practice” or “GCP” means the then current standards for Clinical Trials for pharmaceuticals, as set forth in Applicable Laws and regulations promulgated thereunder, as amended from time to time.

1.30.

“Good Laboratory Practice” or “GLP” means the managerial quality control system covering the organizational process and the conditions under which non-clinical health and environmental studies are planned, performed, monitored,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

recorded, reported and retained (or archived), as set forth in Applicable Laws and regulations promulgated thereunder, as amended from time to time.
1.31.

“Good Manufacturing Practice” or “GMP” means the then current standards for manufacturing activities for pharmaceuticals, as set forth in Applicable Laws and regulations promulgated thereunder, as amended from time to time.

1.32.	“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.33.	“Industry Guidelines” means voluntary industry codes or guidelines to which a Party has publicly stated it adheres as of the Effective Date, or subsequently during the Term.
1.34.

“Intellectual Property” means Patents, trademarks, copyrights, trade secrets, Know-How, confidential information, and all other intellectual or industrial property throughout the world, and all rights in any of the foregoing.

1.35.

“Know-How” means inventions, discoveries, data, information (including, without limitation, scientific, technical or regulatory information), processes, methods, techniques, materials, technology, results, analyses, laboratory, pre-clinical and clinical data, or other know-how, whether or not patentable, including, without limitation, pharmacology, toxicology, drug stability, manufacturing and formulation methodologies and techniques, clinical and non-clinical safety and efficacy studies, marketing studies, absorption, distribution, metabolism and excretion studies.

1.36.

“Knowledge” means, with respect to a fact or matter, that the applicable Party’s employee(s) (including executive management) directly responsible for such fact or matter is actually aware of such fact or matter, or should be aware of such fact or matter after making reasonable inquiry with respect to such fact or matter.  “Known” has a correlative meaning.

1.37.

“LCM Indication” means any life cycle management indication, excluding NMOSD, but including any additional indication that the Parties mutually agree (through the JSC) to develop under any Development Plan or pursuant to Section 4.1.6.

1.38.

“Licensee” means any Viela Affiliate or a Third Party (other than MTPC’s Sublicensee) that is granted a license, sublicense, covenant not to sue or other grant of rights directly or indirectly by Viela with respect to development, manufacture, and/or commercialization of the Viela Compound and/or Product.  “License” means an agreement or arrangement pursuant to which such a license, sublicense, covenant not to sue or other grant of rights has been granted to a Licensee.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.39.

“Manufacture” means the manufacturing of the Product up to and including finished drug product in bulk packaging, and all activities related to such manufacturing of Product, or any ingredient thereof, either directly or through a contract manufacturer, including in-process and semi-finished Product testing, ongoing stability tests and regulatory activities, including Regulatory Activities, related to any of the foregoing.  “Manufactured” or “Manufacturing” and other forms of the word “Manufacture” shall have correlative meaning.  For clarity, “Manufacture” does not include Final Manufacturing of the Product for sale in the Territory.

1.40.	“Marketing Authorization” means a marketing authorization for the Product granted by the Regulatory Authority.
1.41.

“Materially Negative Impact” means any event, change, circumstance or other impact arising within the Term that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters arising within the Term, with or without notice, lapse of time or both, a material adverse effect on the Manufacturing, development or Commercialization of the Viela Compound or any Product during the Term outside the Territory.  For greater clarity, events, changes, circumstances or other impacts may be considered in aggregate, with or without notice, lapse of time or both to determine whether there is a Materially Negative Impact if it is reasonable to do so based on the totality of the circumstances.

1.42.

“Net Sales” means the gross amounts billed or invoiced by MTPC, its Affiliates or its Sublicensees to Third Parties that are not Sublicensees for the sale or other transfer for consideration of the Products in the Territory, less the following deductions, determined in each case in accordance with the GAAP, and only to the extent attributable to the Products in the Territory: (a) trade, quantity and cash discounts and rebates allowed and taken; (b) refunds, chargebacks and any other allowances given and taken which effectively reduce the gross amounts billed or invoiced; (c) product returns; (d) discounts mandated by, or granted to meet the requirements of, applicable state, provincial or federal law, including required chargebacks and retroactive price reductions; (e) freight and insurance costs; and (f) excise taxes, customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Products.  If a Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash.  Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Product in arm’s length transactions in the relevant country in the Territory during the applicable Calendar Quarter.

1.43.	[***]
1.44.	[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.45.	“NMOSD” means Neuromyelitis Optica Spectrum Disorder.
1.46.	“Patents” means:
a.	all national, regional and international patents and patent applications, including provisional patent applications;
b.

all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications;

c.

any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, invention patents and design patents and certificates of invention;

d.

any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and

e.

any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.47.

“Person” means any individual, sole proprietorship, corporation, joint venture, limited liability company, partnership, limited partnership, limited liability partnership, trust or any other private, public or governmental entity.

1.48.

“Pricing and Reimbursement Approval” means any official, final, binding and non-appealable determination of the reimbursable price of the Product in accordance with Applicable Laws and approval by relevant Regulatory Authorities pertaining to the reimbursement of the Product, as applicable in each country in the Territory in which a Regulatory Authority approves or determines the price and/or reimbursement of pharmaceutical products.

1.49.	“Prime Rate” means the rates announced by MUFG Bank (or its successor).
1.50.

“Proceeding” means any (a) Third Party private action, claim or lawsuit, and any (b) governmental, judicial, administrative or adversarial proceeding, hearing, probe or inquiry brought by any Third Party public entity, including whistleblower complaints.  Proceedings shall not include any action, claim or lawsuit brought by one Party or its Affiliates against the other Party or its Affiliates.

1.51.	“Product” means any pharmaceutical product that contains the Viela Compound.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.52.

“Product Trademark” means any trademark, trade name or service mark (whether registered or unregistered, including all versions in the local languages in the Territory) for use on, with, or to refer to a Product (other than MTPC’s or Viela’s corporate names and trademarks, as applicable) or used with patient support or other information or services or promotional materials associated with a Product in the Territory during the Term, and all intellectual property rights residing in the foregoing.  As of the Effective Date, the Product Trademarks are those set forth in Exhibit A.

1.53.

“Pro-Rata Portion” means, with respect to a Global Study, (number of patients enrolled in the Clinical Trial sites in the Territory / total patients enrolled in the Global Study) x Fully Loaded Costs of such Global Study; provided that the Pro-Rata Portion will not be [***] of the Fully Loaded Costs for such Global Study.

1.54.

“Regulatory Approval” means (a) Marketing Authorizations, (b) Pricing and Reimbursement Approval, (c) receipt of any license required to import Product(s) into each country in the Territory, and (d) any other official license or approval which is legally required to Commercialize the Product in each country of the Territory (e.g., wholesale licenses).

1.55.

“Regulatory Authority” means any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in each country of the world involved in the granting of Regulatory Approval for a pharmaceutical product.

1.56.

“Regulatory Exclusivity” means any rights or protections which are recognized, afforded or granted by any Regulatory Authority in any country or region of the Territory in association with the Regulatory Approval of a Product in the Field, providing such Product: (a) a period of marketing exclusivity during which a Regulatory Authority that recognizes, affords or grants such marketing exclusivity shall refrain from either reviewing or approving a marketing authorization application or similar Regulatory Submission submitted by a Third Party seeking to market certain related products; or (b) a period of data exclusivity during which a Third Party seeking to market a product is precluded from either referencing or relying upon, without an express Right of Reference from the dossier holder, such Product’s clinical dossier or relying on previous Regulatory Authority findings of safety or effectiveness with respect to such Product to support the submission, review or approval of a marketing authorization application or similar Regulatory Submission before the applicable Regulatory Authority.

1.57.

“Regulatory Laws” means all laws, and all orders, determinations, regulations, licenses and directions made or issued under such laws, in respect of the Marketing Authorization, Regulatory Approval, Final Manufacturing and Commercialization of the Product in each country of the Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.58.

“Regulatory Requirements” means all licenses, registrations, mandatory standards, conditions, manufacturing principles, directions, orders and determinations in force from time to time set out in the Regulatory Laws and all other Applicable Laws that apply to the Manufacture, Final Manufacturing, supply, packaging, labeling and/or Commercialization of medicinal products in each country in the Territory.

1.59.

“Regulatory Submissions” means applications for Regulatory Approval, notifications and other submissions made to or with a Regulatory Authority that are necessary to Develop, Manufacture or Commercialize a Product in the Field in a particular country, whether obtained before or after Marketing Approval in the country.  Regulatory Submissions include, without limitation, applications for Marketing Authorization, and amendments and supplements thereto, applications for pricing and reimbursement approvals, and all proposed labels, labeling, package inserts, monographs and packaging for a Product in a particular country.

1.60.

“Right of Reference” means the authority to rely upon, and otherwise use, an investigation for the purpose of obtaining approval of an application to a Regulatory Authority, including, without limitation, the ability to make available the underlying raw data from the investigation for audit by such Regulatory Authority, if necessary.

1.61.

“Royalty Term” means, on a country-by-country and Product-by-Product basis, the period of time commencing on the date of First Commercial Sale of a Product in a country in the Territory and extending until the later of (a) the expiration of the last Valid Claim of a Viela Patent Covering the Product; (b) the expiration of any Regulatory Exclusivity with respect to the Product; or (c) ten (10) years after the First Commercial Sale of the Product in the respective country of the Territory.

1.62.

“Senior Officer” means, (a) with respect to Viela, its Chief Executive Officer or executive officer appointed by its Chief Executive Officer, and (b) with respect to MTPC, its senior officer directly reporting to the Chief Executive Officer.

1.63.

“Specific Developed IP” means Developed IP that is exclusively related to the Viela Compound or any Product.  Developed IP is exclusively related to the Viela Compound or Product if it covers only the Viela Compound or any Product, including formulations or processes or methods for the manufacturing or use of the Viela Compound or any Product.

1.64.

“Sublicensee” means a Third Party that is granted a license, Sublicense, covenant not to sue or other grant of rights under this Agreement by MTPC pursuant to Section 2.3.1 of this Agreement, other than any Third Party contractor performing services for or on behalf of MTPC.  “Sublicense” means an agreement or arrangement pursuant to which such a license, sublicense,

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covenant not to sue or other grant of rights under this Agreement has been granted by MTPC to a Sublicensee pursuant to Section 2.3.1.
1.65.	“Supply Price” means the amount as set forth in Article 6 payable by MTPC to Viela for the supply of commercial Product or Bulk Product pursuant to the Supply Agreement, [***].
1.66.	“Territory” means Japan, Thailand, South Korea, Indonesia, Vietnam, Malaysia, Philippines, Singapore, and Taiwan.
1.67.	“Third Part(y/ies)” means any Person other than Viela and its Affiliates and MTPC and its Affiliates.
1.68.

“Valid Claim” means a claim of a Patent which claim (a) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken, or (b) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer; provided that in the case of a pending patent application, a claim shall not be included in the definition of Valid Claim if it is not issued within [***] from its earliest priority date.

1.69.	“Viela Compound” means the active pharmaceutical ingredient known as inebilizumab.
1.70.	“Viela Existing License(s)” means the agreements listed in Exhibit B hereto.
1.71.	“Viela IP” means (a) the Viela Patents; (b) Viela Know-How; (c) Viela Development Patents; and (d) Product Trademarks.
1.72.

“Viela Know-How” means Know-How that Viela or its Affiliates Control as of the Effective Date or that comes into the Control of Viela or its Affiliates during the Term to the extent necessary or useful to Develop or Commercialize the Viela Compound or Products in the Field, or conduct Final Manufacturing.

1.73.

“Viela-Licensed Patent(s)” means any Viela Patent Controlled by Viela as of the Effective Date or during the Term, including any Viela Patent for which Viela is not the exclusive owner, that is not a Viela-Owned Patent.

1.74.

“Viela-Owned Patent(s)” means any Viela Patents or Viela Development Patents exclusively owned by Viela, or for which Viela is able to grant to MTPC rights for prosecution and enforcement, as of the Effective Date or during the Term.

1.75.

“Viela Patents” means the Patents, other than any Development Patents, (a) listed in Exhibit C hereto, and (b) Controlled by Viela as of the Effective Date or during the Term and Covering the Viela Compound or its use.

1.76.	“Year” means each twelve (12) month period ending December 31st.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.77.	Construction. Except to the extent expressly provided otherwise herein:

a.when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article, Section of or an Exhibit to this Agreement respectively, and all Exhibits to this Agreement form a part hereof for all purposes;

b.the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement;

c.any reference to a Party or the Parties is to a Party or the Parties (as the case may be) to this Agreement and shall include any permitted assignees of a Party;

d.where any Party gives in this Agreement any indemnity in favor of the other Party the obligation of the indemnifying Party shall be to make the relevant payment forthwith in full on demand and without any set-off, counterclaim or other deduction (except to the extent required by Applicable Laws);

e.any reference to a Person is also to such Person’s successors and permitted assigns;

f.any use of the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

g.the words including, includes or include, whenever used in this Supply Agreement, are deemed to be followed by the words “without limitation”; in particular means “in particular but without limitation”, “such as” means “such as without limitation” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

h.any reference to “U.S. Dollars” or “$” is to the lawful currency from time to time of the United States of America;

i.the word “or” is used in the inclusive sense, as in “and/or”;

j.any reference to a statute or statutory provision includes any successor legislation thereto, regulations promulgated thereunder, any consolidation or re-enactment, modification or replacement thereof, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time;

k.all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined in such certificate or other document, and all definitions contained herein apply both to the singular and plural forms of such terms;

l.any reference to writing shall include any modes of reproducing words in a legible and non-transitory form (excluding short-message-service (SMS)), such as email, facsimile, and other electronic communications;

m.any reference to an obligation of MTPC shall be deemed to be an obligation owed to Viela, and any reference to an obligation of Viela shall be deemed to be an obligation owed to MTPC;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

n.any obligation on a Party not to do something includes an obligation not to allow that thing to be done; and

o.reference to any date or time is a reference to such date or time in New York, New York, United States of America.

p.unless the context otherwise requires, in case of a conflict between any Exhibit and the provisions of the main body of this Agreement, such terms of this Agreement shall control.

1.78.	Additional Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term	Section
Acquiring Party	7.4
Alliance Manager	3.3
Assisting Party	9.3.4
CDA	Recitals
Claim Notice	11.3.1
Commercialization Plan	4.6.1
Competitive Product	7.4
Compliance Event	7.2.2
Controlling Party	9.2.6
Data Protection Laws	7.2.1
Defending Party	9.3.4
Development Patents	9.2.4
Disclosing Party	7.1.1
Escalation Notice	3.4
Excluded Claim	12.2.3(f)
Final Manufacturing Costs	6.5.2
Financial Records	6.8.5
First Position Period	4.6.4(a)
Force Majeure Event	12.3
Global Study Plan	4.2
ICC	12.2.3(a)
Indemnified Party	11.3.1
Indemnifying Party	11.3.1
Infringement	9.3.1
Joint Development Patents	9.2.4
JSC	3.1
LCM Indication Notice	4.1.6
Losses	11.1
Manufacturing Patent	8.3.6
Milestone Payment	5.2
MTPC Development Patents	9.2.3
MTPC Indemnified Party	11.1
MTPC Third Party Payments	6.7.2

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Term	Section
Non-Controlling Party	9.2.6
Notified Party	7.2.2
Notifying Party	7.2.2
Payment	6.8.2
Pharmacovigilance Agreement	4.5.6
Protected Personal Information	7.2.1
Public Official	8.2.4
Quality Agreement	6.3
Receiving Party	7.1.1
Recipients	7.1.3(a)
Regulatory Activities	4.5.1
Regulatory Plan	4.5.1
Sell-Off Period	10.3.5
Settlement Notice	9.3.2(a)
Sublicensee Material Breach	2.3.2
Supply Agreement	6.2
Tax(es)	6.8.2
Term	10.1
Terminated Country	10.3.3
Terminated Product	10.3.3
Territory Study	3.1.1(c)
Third Party Infringement Claim	9.6
Transaction	7.4
Viela Competitor	12.9.1
Viela Development Patents	9.2.2
Viela Indemnified Party	11.2

2.	GRANT OF LICENSES.

2.1.License to MTPC.

Subject to the terms and conditions of this Agreement, Viela hereby grants to MTPC, effective on the Effective Date:

2.1.1.an exclusive license (even as to Viela), with the right to sublicense as set forth in Section 2.3, under the Viela IP to (i) Develop and Commercialize the Viela Compound and Products in the Field in the Territory, and (ii) conduct Final Manufacturing of the Product in the Territory; and

2.1.2.a non-exclusive license under any Patent Controlled by Viela solely to the extent useful or necessary to enable MTPC and its Sublicenses to Develop, Commercialize and Final Manufacture the Products in Territory; provided that this Section 2.1.2 does not give MTPC or its Sublicensees rights to any active pharmaceutical ingredient or compound other than the Viela Compound.

2.1.3.For clarity, the licenses set forth in this Section 2.1 do not include the right to manufacture the Product, other than the limited activities included in Final Manufacturing.

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2.1.4.Upon expiration of the Royalty Term, the licenses granted herein will become perpetual, non-exclusive and fully paid-up.

2.2.Restrictions.

Except as permitted by this Agreement, MTPC will not exercise or otherwise exploit the Viela IP to commercialize the Viela Compound and Products (i) outside of the Territory; or (ii) outside the Field.  Neither MTPC nor its Affiliates shall knowingly directly sell or distribute for sale any Product through channels for importation of a Product outside the Territory, and MTPC shall ensure that each Sublicense to which it is a party contains a provision prohibiting the relevant Sublicensee from undertaking any such sales or distribution.  Neither Viela nor its Affiliates shall knowingly directly sell or distribute for sale any Product through channels for importation of a Product into the Territory, other than to MTPC or its Sublicensees.

2.3.Sublicensing.

2.3.1.MTPC Right to Sublicense.  Without consent of Viela, MTPC shall have the right to grant sublicenses under the rights granted to MTPC in Section 2.1 to (i) its Affiliates and (ii) subject to this Section 2.3.1, to Third Party contractors performing services for or on behalf of MTPC.  MTPC shall obtain the prior written consent of Viela prior to granting any other sublicense under this Section 2.3.1, such consent not to be unreasonably withheld.  MTPC shall remain responsible for its obligations under this Agreement, including the obligations to make payments to Viela hereunder.  MTPC shall be responsible for the performance of its Affiliates, subcontractors and Sublicensees and shall ensure that each Affiliate, subcontractor and Sublicensee complies with all relevant provisions of this Agreement.  MTPC will provide Viela with a complete copy (excluding financial terms and any other proprietary information that is subject to non-disclosure obligations) of each Sublicense within [***] after execution thereof.  Other than agreements with (i) its Sublicensees, (ii) customers which MTPC or its Affiliate or Sublicensee entered into in the normal course of business of selling the Product, (iii) Third Party contract manufacturers for the Final Manufacturing in the Territory, or (iv) contracted medical representatives, MTPC shall not enter into any agreement with Third Parties with respect to MTPC’s pharmacovigilance or quality assurance obligations relating to the Product.  MTPC may subcontract other activities under this Agreement.

2.3.2.Breach by Sublicensee.  In the event of any act or omission by any Sublicensee that would constitute a material breach of MTPC’s obligations under this Agreement (a “Sublicensee Material Breach”), MTPC shall provide prompt written notice of such Sublicensee Material Breach to Viela and shall use Commercially Reasonable Efforts to remedy such Sublicensee Material Breach; provided, however, that if such Party is unable to cure such Sublicensee Material Breach in accordance with Section 10.2.1 of this Agreement, such Sublicensee Material Breach shall be deemed to be an uncured material breach by such Party under this Agreement.

2.4.Right of Reference.

Each Party hereby grants to the other Party and its Sublicensees a Right of Reference to all data included in the Regulatory Submissions and Marketing Authorizations Controlled by such Party and to all data Controlled by such Party included in Regulatory Submissions and Marketing Authorizations Controlled by such other Party, relating to Products to the extent necessary or useful for such other Party (i) in the case of MTPC, to Develop and Commercialize the Viela Compound and Products in the Field in the Territory, and (ii) in the case of Viela, (A) to Develop and Manufacture the Viela Compound and Products in any field in any country in the world and (B) Commercialize the Viela Compound and Products outside of the Territory.  Each Party shall provide a signed statement to the other Party that such other Party may rely on, in support of the approval of such other Party’s Regulatory Submissions, and provide the applicable Regulatory Authority access to (i) the underlying raw data included in such Regulatory Submissions and Marketing Authorizations Controlled by such Party and (ii) the underlying raw data Controlled by such Party included in such Regulatory Submissions and

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Marketing Authorizations Controlled by such other Party.  Each Party shall maintain, at its expense, during the Term, all data, and the underlying raw data thereof, Controlled by such Party included or to be included in Regulatory Submissions and Marketing Authorizations Controlled by the other Party to the extent necessary or useful for such other Party to maintain and/or file the Regulatory Submissions for and to maintain Marketing Authorizations of Products.

2.5.Supply of Product.

In consideration of the licenses granted to MTPC by Viela under Section 2.1, and in order to maintain at all times the highest quality for the Product and to ensure a scientifically proper and safe exploitation of the Viela IP throughout the Term, MTPC agrees that it and its Sublicensees and its Affiliates shall not, directly or indirectly, purchase Product from any person other than Viela or a source approved in writing by Viela, whether for clinical or commercial use (other than a contract manufacturer in connection with the Final Manufacturing of Product in the Territory).

2.6.No Other Rights.

Viela retains all rights to Develop and Commercialize the Viela Compound and Products outside the Territory and all rights to Manufacture the Product, other than the right of Final Manufacturing of the Product in the Territory.  Further, Viela retains rights to exploit the Viela Development Patents covering General Developed IP within the Territory with respect to compounds and products other than the Viela Compound and Products.  No rights, other than those expressly set forth in this Agreement are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise.  All rights not expressly granted by either Party to the other hereunder are reserved.

3.	DECISION MAKING AND DISPUTE RESOLUTION.

3.1.Joint Steering Committee.

Within [***] of the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) that will be responsible for overseeing all activities in the Territory, and receiving and discussing information regarding all activities outside the Territory relevant to the Development and Commercialization of Products in the Field in the Territory, and will serve as a forum for exchanging data, information and strategy regarding the Products.

3.1.1.Responsibilities.  The JSC’s responsibilities will include, among others:

(a)reviewing and approving the Development Plan and amendments thereto;

(b)evaluating progress under the Development Plan [***];

(c)reviewing protocols (including their modification) for pre-clinical studies or Clinical Trials in the Territory related to the Products (each, a “Territory Study”);

(d)monitoring progress of Territory Studies and proposing additional studies for Products;

(e)reviewing and planning Development activities for any LCM Indication for a Product in the Territory;

(f)reviewing and approving the Regulatory Plan and any amendments thereto;

(g)reviewing and commenting on Regulatory Submissions in the Territory relating to Products;

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(h)facilitating the exchange of all data, information, material or results relating to Development of Products;

(i)establishing procedures regarding the collection, sharing and reporting of Adverse Event information related to Products consistent with the Pharmacovigilance Agreement; and

(j)receiving and discussing all material data, information, material or results relating to development of Products by Viela or Licensees for commercialization outside of the Territory;

(k)reviewing the strategy for the Commercialization of Products in the Territory;

(l)reviewing and approving the Commercialization Plan and any amendments thereto;

(m)overseeing the implementation of the strategy for Commercializing Products in the Territory (including strategies related to [***] as set forth in the Commercialization Plan);

(n)reviewing the annual marketing plans and life cycle management plans for Products in the Territory;

(o)reviewing usage rules for the Product Trademarks; and

(p)receiving and discussing material data and information regarding Commercialization of the Products by Viela and Licensees outside of the Territory.

3.2.Administration.

The JSC will be comprised of [***] representatives of Viela and [***] representatives of MTPC, at least one of whom from each Party, who shall serve as co-chair, shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Party he or she represents concerning issues within the remit of the JSC, as applicable.

3.2.1.Subcommittees.  The JSC may form subcommittees as it deems appropriate to fulfill its responsibilities.  If a subcommittee cannot reach agreement on any matter within its remit, such matter shall be submitted to the JSC for discussion and resolution prior to any further dispute resolution action being taken.

3.2.2.Changes to Representatives.  A Party may change any one or more of its representatives to the JSC or to a subcommittee at any time upon written notice to the other Party.  The number of representatives appointed by each Party to the JSC or to a subcommittee may be modified by mutual agreement of the Parties.

3.2.3.Schedule and Minutes.  The representatives of the JSC shall mutually agree on the schedule for meetings of the JSC, provided that there shall be at least [***] meeting per Calendar Quarter until the [***] and that the Parties shall determine the frequency of the meetings after the [***].  Either Party may schedule an emergency meeting of the JSC upon reasonable advance written notice to the other Party.  A representative of the Party hosting a meeting of the JSC shall serve as secretary of that meeting.  The secretary of the meeting shall prepare and distribute to all members of the JSC: (a) agenda items at least [***] in advance of the applicable meeting and (b) draft minutes of the meeting within [***] following the meeting to allow adequate review and comment.  Such minutes shall provide a description in reasonable

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detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.  Minutes of the JSC meeting shall be approved or disapproved, and revised as necessary, within [***] after their initial circulation in draft form.  Minutes for any subcommittees shall be prepared in the same manner and in accordance with the same timelines.  The final minutes of any subcommittee shall be provided to the JSC.  The final minutes of a meeting of the JSC shall be provided to the Alliance Managers.  For purposes of the JSC activities, the relevant countries for the definition of Business Day are the U.S. and Japan only.

3.2.4.Location and Attendance.  The JSC may meet in person, or by means of telephone conference call or videoconference.  Each Party shall use reasonable efforts to cause its representatives to attend JSC meetings.  If a Party’s representative to the JSC or any subcommittee is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative.  In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the JSC.

3.3.Alliance Managers.

Each Party shall appoint a business representative who possesses a general understanding of the relevant technical, business and legal issues to act as its Alliance Manager (each, an “Alliance Manager”).  The Alliance Managers shall be responsible for creating and maintaining collaborative, efficient and responsive communication within and between the Parties, and for day-to-day management of operational matters other than matters within the remit of the JSC or subcommittees.  The Alliance Managers shall have no authority to modify this Agreement or waive any non-compliance with its terms.  Alliance Managers may attend JSC and subcommittee meetings as observers.

3.4.Decision Making.

Each Party shall have [***].  Each co-chair shall be responsible for [***].  If such co-chair is unable to attend a JSC meeting, he or she may act through a substitute who is a member of the JSC by notice to the other Party.  Any decision of the JSC shall require unanimous agreement of the Parties (through the affirmative vote of both Parties’ co-chairs of the JSC).  If the JSC fails to unanimously agree on any matter within the JSC’s responsibilities within [***], or such other period as the JSC co-chairs may agree upon, after the JSC has met and attempted to agree on such matter, then either Party may, by written notice to the other Party (“Escalation Notice”), refer such matter to the Senior Officers for resolution.  The Senior Officers shall use good faith efforts to resolve any matter referred to them as soon as reasonably practicable.  Any final decision that the Senior Officers mutually agree to in writing shall be conclusive and binding on the Parties.  If the Senior Officers are unable to resolve any matter set forth in an Escalation Notice within [***] after the applicable Party receives such Escalation Notice (or such longer period as the Senior Officers may agree upon), then the decision of MTPC’s Senior Officer shall be final and determinative, provided that MTPC’s Senior Officer shall reasonably consider Viela’s views and interests in reaching any decision hereunder and shall make all decisions consistent with the goal of obtaining Regulatory Approvals for Products as soon as reasonably practicable and to Commercialize the Products after Marketing Authorization is obtained in a particular country of the Territory and, provided further, that (a) no amendment to the Development Plan or Commercialization Plan that allocates responsibilities or activities to Viela may be approved by the JSC without the consent of Viela, which shall not be unreasonably withheld, except otherwise expressly allocated to Viela in this Agreement including in Sections 4.1.3 (Development Cooperation) and 4.6.3 (Commercialization Cooperation), and (b) no decision of the JSC or MTPC’s Senior Officer may be made that would (i) reduce the obligations of the Parties under this Agreement; or (ii) reasonably be expected to have a Materially Negative Impact.  If Viela reasonably considers in good faith that a decision would have a Materially Negative Impact, Viela will promptly share with MTPC the reasoning in support of its conclusion, unless Viela is legally prohibited from doing so.  Any disagreement regarding whether there is a reasonable expectation of a Materially Negative Impact will be resolved in accordance with Section 12.2.

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4.	DEVELOPMENT, REGULATORY, COMMERCIALIZATION.

4.1.Development.

4.1.1.Development Plan.  MTPC will provide a proposed initial Development Plan to the JSC within [***] of the Effective Date.  The initial Development Plan shall be agreed upon by the Parties through the JSC within [***] following receipt.  MTPC will direct, coordinate and manage the Development of the Product in the Field in the Territory in accordance with the Development Plan.  The Development Plan will include, among other things, for the NMOSD indication and for each LCM Indication, critical activities to be undertaken, timelines, and allocations of responsibilities between the Parties for the various activities to be undertaken under the Development Plan.  During the Term, MTPC will amend the Development Plan on an ongoing basis as necessary, any amendments (other than amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities) being subject to review and approval by the JSC, and any amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities being subject to report to the JSC.  The Development Plan must at all times contain terms that reflect the use of Commercially Reasonable Efforts to Develop the Product to obtain Regulatory Approval in the Field in the Territory and except otherwise expressly allocated to Viela in this Agreement including in Section 4.1.3 (Development Cooperation), may not include any Development activities to be conducted by Viela beyond those set forth in the initial Development Plan, without Viela’s prior consent, which shall not be unreasonably withheld.

4.1.2.Development Activities.  Except for any specific responsibilities allocated to Viela as set forth in this Agreement and the Development Plan or responsibilities relating to the Global Study, MTPC will be responsible for all aspects of Development of Products in the Territory, including conducting all Clinical Trials for Products in the Territory other than any Global Study.  MTPC shall use Commercially Reasonable Efforts to implement, conduct and complete the Development activities under the Development Plan, and, to the extent the Development Plan contemplates activities by Viela, to cooperate with and provide reasonable support to Viela in Viela’s conduct of activities under the Development Plan.  Both Parties will undertake the Development activities in accordance with all Applicable Laws, GCP, GLP and GMP.

4.1.3.Development Cooperation.  Viela shall:

(a)use Commercially Reasonable Efforts to assist MTPC in the Development of Viela Compound the Product in the Territory;

(b)use Commercially Reasonable Efforts to MTPC in applying, obtaining and maintaining Regulatory Approval for the Product in the Territory; and

(c)store the relevant data and information that is Controlled by Viela to be used for applying, obtaining and maintaining Regulatory Approval in accordance with Viela’s standard operating procedures or as reasonably requested in writing by MTPC for purposes of MTPC’s compliance with Applicable Law in the Territory.

4.1.4.Territory Studies.  MTPC, its Affiliates, and/or its Sublicensees may conduct Territory Studies if such Territory Study is included in an approved Development Plan.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.1.5.Regulatory Diligence Obligations.  MTPC shall use Commercially Reasonable Efforts to apply for and to obtain Regulatory Approval in each country of the Territory.  For clarity, the Parties acknowledge that there could be circumstances under which failure to obtain Regulatory Approval in a country other than Japan would not be a failure to use Commercially Reasonable Efforts.

4.1.6.LCM Indications.  Viela may propose new LCM Indications to MTPC for Development and Commercialization pursuant to this Agreement by giving MTPC written notice of such proposal (“LCM Indication Notice”).  MTPC will have [***] from MTPC’s receipt of the LCM Indication Notice to review the information and Viela will provide any additional information reasonably requested by MTPC during such review period.  Upon or prior to the expiration of such review period, MTPC will notify Viela in writing of its decision to accept or reject such proposed LCM Indication.  If MTPC rejects a proposed LCM Indication, (a) MTPC will provide in its written notice the reasoning in support of its conclusion, unless MTPC is legally prohibited from doing so, and (b) the Parties will discuss in good faith a plan to make such LCM Indication available to patients in the Territory.

4.1.7.Publications.  MTPC will submit to the JSC all proposed publications related to the Viela Compound or Product for approval by the JSC at least [***] prior to the proposed date of the earlier of publication or submission for publication.  Notwithstanding any approval by the JSC, (a) at Viela’s request, MTPC will delay publication for such reasonable period, not to exceed [***], to permit the filing of patent applications concerning any Viela IP; and (b) in no event will MTPC publish Viela’s Confidential Information without Viela’s prior written consent.

4.2.Global Study Plan.

Viela will prepare and share with MTPC a plan for the conduct of any Global Study Viela proposes to undertake (“Global Study Plan”).  In the event that MTPC is interested in participating such Global Study, MTPC has the right to request to participate in the Global Study and the Parties shall discuss in good faith concerning the details of such Global Study, including a protocol.  Viela will consider any such request from MTPC reasonably and in good faith and shall not unreasonably refuse MTPC’s request to participate in the Global Study.  MTPC will have the later of (i) [***] from its receipt of the Global Study Plan and the protocol concept sheet, (ii) [***] after its receipt of the first draft of the protocol, and (iii) [***] after its receipt of the final protocol, to notify Viela in writing of its election to participate in the Global Study.  If MTPC so elects to participate, then (a) such Global Study shall be included in the Development Plan; (b) MTPC shall be responsible for the Pro-Rata Portion of the Fully Loaded Costs of such Global Study; (c) Viela shall be responsible for any other portion of the Fully Loaded Costs of such Global Study; and (d) Viela shall be responsible for activities in connection with such Global Study and keep MTPC reasonably informed of such activities to the extent relating to the Territory; provided that (e) MTPC may not thereafter terminate its participation without Viela’s prior written consent, such consent not to be unreasonably withheld.  For clarity, MTPC may elect to participate in a Global Study for early clinical trial phases (e.g., a phase I or phase II clinical trial) and will not be required to participate in related later clinical trial phases (e.g., a phase II or phase III clinical trial).  If Viela engages MTPC to perform services in connection with a Global Study, MTPC may deduct the relevant costs for the performance of such services from the Pro Rata Portion of the Fully Loaded Costs of such Global Study.  If MTPC elects not to participate in a Global Study, Viela may include patients within the Territory in the Global Study at Viela’s sole cost and expense, subject to MTPC’s prior written consent, such consent not to be unreasonably withheld; provided that Viela will not be required to share any resulting data with MTPC except as required by Applicable Law and MTPC will not be permitted to use any resulting data to support any filing for Regulatory Approval without Viela’s prior written consent.  If MTPC provides such consent, MTPC will have the right to opt-in to use such resulting data to support any filing for Regulatory Approval by paying [***] the Pro Rata Portion of the Fully Loaded Costs of such Global Study.

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4.3.Information Sharing.

Viela and MTPC will report to each other, via the JSC, without additional consideration, all relevant data and other information that are Controlled by such Party or its respective Licensees (to the extent Viela has the right to receive and disclose such data or other information) or Sublicensees that result from or otherwise describe Development activities related to the Product.  Viela will be obligated to include in such reports all data and other information that are necessary or useful with respect to the Development, Commercialization, and Final Manufacturing of the Product in the Territory.  Such reports shall be provided by each Party to the other Party’s JSC members at least [***] prior to each meeting of the JSC, but not less frequently than [***].  In addition, each Party shall, upon the other Party’s request and at the other Party’s expense, make appropriate scientific and regulatory personnel available to the other Party, either by telephone or in person as the Parties may mutually agree, as reasonably required to keep the other Party informed of Development activities.  MTPC agrees that Viela may report to its Licensees on MTPC’s development activities on terms substantially similar to this Section 4.3 provided that such Licensees have agreed in writing to confidentiality obligations no less strict than the confidentiality provisions under this Agreement, that such Licensees have agreed in writing to permit Viela to disclose its relevant data and information that result from or otherwise describe Development activities related to the Product from Viela to MTPC, and that Viela shall notify MTPC in writing of the contents to be reported to such Licensees at least [***] before disclosing.  Viela agrees that MTPC may report to its Sublicensees on Viela’s or its Licensees’ development activities on terms substantially similar to this Section 4.3 provided that MTPC shall notify Viela in writing of the contents to be reported to such Sublicensees at least [***] before disclosing.  Without limiting the foregoing, Viela shall be responsible for managing and coordinating the global information sharing scheme and enforcing confidentiality obligations with its Licensees in accordance with Section 7.1.

4.4.Privacy.

Each Party shall ensure that all necessary notifications are made and/or necessary consents are obtained under applicable data protection or privacy regulations in the Territory such that all personal information obtained in the course of the conduct of development activities under this Agreement by or on behalf of either Party or its Licensee or Sublicensees can be lawfully transmitted to, and used by, the other Party and its Affiliates and Licensees for development work relating to the Viela Compound and/or the Product.  Each Party shall include appropriate provisions in its contractual agreements with relevant Third Parties to give effect to this Section 4.4.  Each Party will make all necessary notifications and/or obtain necessary consents under applicable data protection or privacy regulations for all personal information provided by either Party to the other Party hereunder.

4.5.Regulatory Matters.

4.5.1.Regulatory Plan.  MTPC shall submit a plan describing all activities, in addition to the completion of Clinical Trials, conducted or to be conducted that are necessary to prepare and file (or have filed) all Regulatory Submissions with respect to the Product required to obtain Marketing Authorizations in the Territory (the “Regulatory Activities”), a timeline for the completion thereof and a strategy with respect thereto (the “Regulatory Plan”) to the JSC within a reasonable time after the Effective Date.  MTPC shall submit the Regulatory Plan for Japan no later than [***] after the Effective Date.  During the Term, MTPC will amend the Regulatory Plan on an ongoing basis as necessary, any amendments (other than amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities) being subject to review and approval by the JSC, and any amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities being subject to report to the JSC.  The Regulatory Plan must at all times contain terms that reflect the use of Commercially Reasonable Efforts to obtain Regulatory Approval of Products in the Field in the Territory and, subject to obligations expressly stated in this Agreement, may not include any activities to be conducted by Viela, without Viela’s prior consent which shall not be unreasonably withheld.

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4.5.2.Regulatory Diligence.  Without limiting the generality of Section 4.5.1, MTPC will, within [***] after the completion of all pre-registration activities for a Product necessary to support the applicable applications for Regulatory Approval, submit the applications for Regulatory Approval for such Product; provided that MTPC shall not be required to do so if MTPC reasonably determines that it would not be in the best interests of Commercialization of such Product in the Territory.

4.5.3.Responsibility for Regulatory Interactions.  Except otherwise expressly stated in this Agreement, MTPC shall be responsible for all regulatory matters relating to Products in the Territory, including payment of all costs associated with obtaining Regulatory Approvals for Products in the Field in the Territory.  MTPC shall have sole authority in the Territory with respect to (a) obtaining Regulatory Approvals for Products in the Field and subsequently maintaining such Regulatory Approvals; (b) communicating with Regulatory Authorities about Products in the Field; and (c) preparing and submitting supplements, communications, annual reports, Adverse Event reports, manufacturing changes, supplier designations and other related regulatory filings and Regulatory Submissions.  MTPC shall keep Viela reasonably (but at least on a quarterly basis) informed regarding the status and progress of such activity, including, without limitation, providing Viela with advance notice as reasonably practicable of all meetings scheduled with a Regulatory Authority involved in such Regulatory Submission, providing Viela with a copy of all written correspondence from a Regulatory Authority involved in such Regulatory Submission, and providing Viela with an abstract of oral correspondence from a Regulatory Authority involved in such Regulatory Submission.

4.5.4.Regulatory Cooperation.  Without limiting Section 4.1.3 (Development Cooperation), the Parties shall, each at their own expense, provide the other Party with reasonable access to and copies of any documents or other materials Controlled by such Party that are useful for regulatory filings and correspondence and maintenance of Regulatory Approvals for Products in the Field in such other Party’s territory and will otherwise cooperate with the other Party’s efforts to obtain and maintain Regulatory Approvals for Products in the applicable field and territory.  Viela shall keep MTPC reasonably (but at least on a quarterly basis) informed regarding the status and progress of all regulatory matters relating to Products outside of the Territory by providing MTPC with a copy and English abstract of any Regulatory Submission made to a Regulatory Authority and all written correspondence and abstracts of all material oral correspondence involved in such Regulatory Submission, in each case to the extent Controlled by Viela.  Viela shall provide MTPC with any data that is (i) Controlled by Viela or its Affiliate, and (ii) useful or necessary to comply with requirements from Regulatory Authorities in the Territory, with respect to Viela Compound or a Product in the Field.  In the event of an urgent request from the Regulatory Authorities, MTPC may directly contact Viela, its Affiliate or relevant Third Party under contract with Viela with respect to Viela Compound or Product including but not limited to contract research organizations.

4.5.5.Regulatory Audits.  If MTPC receives a notice that a Regulatory Authority desires to conduct an inspection or audit of any of facilities regarding the Viela Compound or a Product, MTPC shall promptly notify Viela of such inspection or audit.  The Parties shall negotiate in good faith with respect to response to such notice of an inspection or audit from Regulatory Authority.  As the case may be, MTPC or Viela shall permit such inspection or audit, or obtain consent by such contracted facility for such inspection or audit, and cooperate with the Regulatory Authority for such inspection and audit.  Upon written request of MTPC, Viela shall assist MTPC in connection with such inspection or audit, or obtain consent by a facility under contract with Viela and cooperate with the Regulatory Authority in the Territory for such inspection and audit.  Following receipt of the inspection or audit observations of such Regulatory Authority in writing (a copy of which MTPC or Viela will promptly provide to the other Party), MTPC or Viela, as applicable, shall prepare the response to any such observations, if necessary, and shall provide a

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copy of such response to the other Party, if any.  If the Regulatory Authority requires additional testing following such inspection and audit, which MTPC is unable to conduct on its own, Viela shall reasonably assist MTPC in conducting such additional testing and the details and costs associated with such testing shall be determined in the Supply Agreement.

4.5.6.Safety Data Exchange.  Within [***] of the Effective Date, but in any event prior to commencement of any Clinical Trials with respect to the Product in the Territory, the Parties will in good faith negotiate and execute a separate safety data exchange agreement (the “Pharmacovigilance Agreement”), the terms of which shall set forth the obligations, procedures and timelines for MTPC to report information (such as the occurrence of Adverse Events and serious Adverse Events) observed in connection with the Product in order to enable Viela to comply with its safety reporting obligations to Regulatory Authorities in and outside the Territory.  Prior to the execution of the Pharmacovigilance Agreement, MTPC shall promptly notify Viela of any information observed in connection with the Product that MTPC reasonably determines to be necessary to enable Viela to comply with its safety reporting obligations to Regulatory Authorities in and outside the Territory.  Any serious Adverse Events shall be reported to Viela within [***] after MTPC becomes aware of their occurrence.  Viela shall maintain the global safety database for the Product, which shall include Adverse Events and other information relating to the safety of the Product.  Upon reasonable advanced request by MTPC, Viela shall make the data maintained in the global safety database accessible and available to MTPC in the form in which such data is then-currently maintained by Viela.

4.6.Commercialization in the Territory.

4.6.1.Commercialization Plan.  At least [***] before the anticipated First Commercial Sale of the Product in the Field in a country in the Territory, MTPC will provide a strategic commercialization plan for the Products in the Field in the Territory for review and approval by the JSC (any such approved plan, the “Commercialization Plan”).  The Commercialization Plan will set forth, among other things, (a) [***] marketing strategy that includes plans for market research, health economics, pricing and reimbursement, medical affairs and value added initiatives; (b) [***] communications strategy that includes plans for public relations, conferences and exhibitions and other external meetings and communications, publications and symposia, and internet activities; (c) a high level operating plan for the implementation of such strategies on [***] basis, including, without limitation, information related to product positioning, core messages to be communicated, and pricing strategies; (d) revenue targets and unit forecasts, planned for Products in the Territory and the timelines for achieving such activities; and (e) all other activities to be conducted by MTPC in connection with the Commercialization of Products in the Territory.  During the Term, MTPC will amend the Commercialization Plan on an ongoing basis as necessary, any amendments (other than amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities) being subject to review and approval by the JSC, and any amendments required to comply with Applicable Laws or written requirements imposed by Regulatory Authorities being subject to report to the JSC.  The Commercialization Plan must at all times contain terms that reflect the use of Commercially Reasonable Efforts to Commercialize all Products that have Regulatory Approval in the Territory and, except as otherwise expressly allocated to Viela in this Agreement, including in Section 4.6.3 (Commercialization Cooperation), may not include any activities to be conducted by Viela, without Viela’s prior consent, which shall not be unreasonably withheld.

4.6.2.Commercialization Activities.  Except otherwise expressly allocated to Viela in this Agreement, including in Section 4.6.3 (Commercialization Cooperation), MTPC shall have sole responsibility for all aspects of Commercialization of Products in the Field in the Territory and shall use

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Commercially Reasonable Efforts to implement and conduct the Commercialization activities set forth in the Commercialization Plan.  MTPC shall undertake the Commercialization activities set forth in the Commercialization Plan in accordance with all Applicable Laws and applicable industry professional standards.

4.6.3.Commercialization Cooperation.  Viela will use Commercially Reasonable Efforts to assist MTPC in connection with Commercialization of the Product in the Field in the Territory.

4.6.4.Reports of Commercialization Activities.  MTPC shall report on its performance of the Commercialization activities set forth in the Commercialization Plan at each meeting of the JSC.  In addition, MTPC shall, at Viela’s expense, make appropriate scientific and regulatory personnel available to Viela, either by telephone or in person upon Viela’s reasonable request, as reasonably required to keep Viela informed of the Commercialization activities, including MTPC’s efforts to achieve the diligence obligations set forth in Section 4.6.5.

4.6.5.Diligence.  MTPC shall be responsible for, and shall use Commercially Reasonable Efforts to Commercialize each Product in each country of the Territory, including the timely performance of all activities set forth in the Commercialization Plan for such Product, at its sole cost and expense.  For clarity, the Parties acknowledge that there could be circumstances under which failure to Commercialize a Product in a country other than Japan would not be a failure to use Commercially Reasonable Efforts.  The estimated promotion and sales investments figures as of the Effective Date for Japan after Launch in Japan are attached as Exhibit D hereto.  The activities of MTPC’s Affiliates and Sublicensees shall be attributed to MTPC for the purposes of evaluating MTPC’s fulfillment of the obligations set forth in this Section 4.6.5.  MTPC’s Commercialization obligations shall include, but not be limited to, the following:

(a) [***]

(b) [***].

5.	PAYMENTS.

5.1.Upfront Payment.

In consideration for the rights granted to MTPC under this Agreement, MTPC shall pay to Viela Thirty Million U.S.  Dollars ($30,000,000) no later than [***] after the Effective Date, as an upfront, non-creditable, non-refundable fee.

5.2.Milestone Payments.

In consideration for the rights granted to MTPC under this Agreement, MTPC will pay Viela [***] within [***] after the [***] (each, a “Milestone Payment”).  Milestone Payments are [***].

6.	MANUFACTURE; SUPPLY; PRICING.

6.1.Manufacture and Supply Activities.

Viela shall be responsible for Manufacturing and supplying the Product to MTPC, its Affiliates or its Sublicensees in compliance with Applicable Laws and in a manner suitable for Development, Commercialization and Final Manufacturing activities in the Territory during the Term.  Viela shall use commercially reasonable efforts to reduce the Fully-Burdened Costs.  Such efforts will not need to include: [***].

6.2.Supply Agreement.

Within [***] after the Effective Date, the Parties will enter into an agreement pursuant to which Viela will supply MTPC with Bulk Product or Product (“Supply Agreement”).  Viela will

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Manufacture and supply MTPC with Product for use in MTPC’s Development activities at a price equal to [***].  The Supply Agreement will contain terms as set forth in this Article 6 and as otherwise consistent with those of this Agreement.  The Supply Agreement will further set forth the terms including but not limited to the transfer of Viela Know-How necessary or useful for MTPC’s Final Manufacture of the Product in the Territory.

6.3.Quality Agreement.

Within [***] following the Effective Date (or such other mutually agreed timeframe) but in any event prior to the commencement of the first human Clinical Trials for the Product in the Territory, the Parties shall enter into a reasonable and customary GMP quality agreement with respect to the Product to be Manufactured by Viela and supplied to MTPC under this Agreement (the “Quality Agreement”) and, at least [***] prior to the expected date of obtaining the first Marketing Authorization in a country in the Territory, the Parties shall review and, if applicable, amend such Quality Agreement, as the case may be, with respect to Products to be supplied by Viela to MTPC under this Agreement for use in the Commercialization of the Product in the Territory.

6.4.[***].

MTPC will promptly notify Viela of the [***] upon the earlier of MTPC’s receipt of notice thereof from, or the public release by, the applicable Regulatory Authority.

6.5.Supply Price.

6.5.1.Base Supply Price.  Subject to Sections 6.6 and 6.7, MTPC shall pay to Viela the Supply Price for Viela’s supply of Products to MTPC.  During the Royalty Term, the Supply Price will be equal to [***], on a country-by-country, Product-by-Product basis.  Upon expiration of the Royalty Term, the Supply Price will be equal to [***], on a country-by-country, Product-by-Product basis.  In any country of the Territory [***] for the purpose of calculating Supply Price in such country of the Territory.  For Products that are not intended for sale (including Products to be used for Clinical Trials), MTPC shall pay [***] for the supply of such Product.

6.5.2.Deduction of Final Manufacturing Costs.  In the event MTPC Finally Manufactures Product, MTPC may deduct its costs for Final Manufacturing of such Product (“Final Manufacturing Costs”) from the Supply Price paid to Viela pursuant to Section 6.6.  Final Manufacturing Costs will be determined in the same manner as the Fully Burdened Costs.

6.6.[***].

Subject to Section 6.7, MTPC shall pay to Viela an estimated Supply Price, which shall be [***] set forth in Section 6.5 of [***] upon Viela’s supply of Product.  The timing and details for such payment will be as set forth in the Supply Agreement.  On a [***], MTPC will calculate the difference between the amounts paid by MTPC [***] for the applicable [***].  In the event that there is a difference between the amounts paid by MTPC and the amounts owed by MTPC, [***].  Without limiting the foregoing, the actual Supply Price based on [***] set forth in Section 6.5 [***].  For Products that are not sold (including Product used for Clinical Trials), MTPC shall pay [***] for such Product.

6.7.Reductions to [***].

6.7.1.Sales Based Reductions.  If, during the Royalty Term, [***] of the Product in the Territory reaches or exceeds [***] for [***] will be reduced to [***] [***], on a country-by-country, Product-by-Product basis for the remainder of the Royalty Term.  For clarity, [***].

6.7.2.Licenses from Third Parties.  If MTPC enters into a license with a Third Party for rights under a Patent or other rights in the absence of which MTPC, its Affiliates, or Sublicensees could not legally

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(including, without infringing the Intellectual Property of any Third Party) Develop, Commercialize or Final Manufacture the Viela Compound and/or a Product in the Field in the Territory, MTPC may subtract from the amounts payable to Viela pursuant to Section 6.5, [***] of the amounts that MTPC actually paid to such Third Party pursuant to such license (“MTPC Third Party Payments”).  MTPC will promptly notify Viela in writing upon becoming aware of its obligation to make any MTPC Third Party Payments that it intendeds to subtract from amounts payable to Viela pursuant to this Section 6.7.2, such notice to include the details of such MTPC Third Party Payments.

6.7.3.Supply Price Floor.  Notwithstanding the foregoing, under no circumstances shall the Supply Price calculated under Sections 6.7.1 and 6.7.2 be reduced to less than [***] during the Royalty Term or to less than [***] after the Royalty Term.  In the event that the total amount of [***].  If the Parties are unable to reach an agreement [***].

6.8.Reports and Payments.

6.8.1.Sales Reports.  Within [***], after the end of each [***] beginning with the [***] in which the First Commercial Sale is made in a country in the Territory, MTPC shall deliver to Viela a report setting forth for the previous [***] the following information on a Product-by-Product basis: [***] of each Product in each country of the Territory; (b) the number of units sold of each Product by MTPC, its Affiliates or its Sublicensees; (c) the basis for any adjustments to [***], including amounts of any MTPC Third Party Payments and amounts credited pursuant to Section 7.3; (d) detailed calculations of [***]; and (e) the applicable exchange rate as determined in accordance with this Agreement; and (e) all information expressly required to be provided to under this Agreement.

6.8.2.Taxes and Withholding.  Viela will pay all taxes levied on account of payments made to it hereunder, including corporate income tax.  The Parties shall use commercially reasonable efforts to structure all amounts payable pursuant to this Agreement (each a “Payment”) to minimize the applicability of withholding taxes to the maximum extent consistent with Applicable Laws.  If any Payment is subject to a deduction or withholding of any taxes, withholding, sales, use, consumption, value-added, customs, excise and other taxes, duties or governmental assessments (collectively, “Tax(es)”) pursuant to Applicable Laws, the Party making the payment shall make such deduction or withhold such Tax from the Payment before paying the other Party.  In such event, the Parties shall cooperate in good faith and use commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable the payee Party to take advantage of any applicable double taxation agreement or treaty or to otherwise secure any applicable exemption from or reduction in withholding Taxes.  Notwithstanding the foregoing, any payment due by one Party to the other pursuant to this Agreement and the Supply Agreement will be paid free and clear of any and all sales, use, consumption, value-added, customs, excise and other similar taxes, duties or governmental assessments

6.8.3.Currency.  All payments under this Agreement shall be payable in U.S.  Dollars.  The rate of exchange to be used in computing the amount of currency equivalent in U.S.  Dollars for calculating Supply Price in a [***] (for purposes of both the Supply Price calculation and whether a milestone has been achieved) shall be made at the average exchange rate as published by the MUFG Bank (or its successor) for such [***], or such other source as the Parties may agree in writing.

6.8.4.Method of Payment.  All payments under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated in writing by the payee Party or by other means as directed by the payee Party in writing.

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6.8.5.Record Keeping.  MTPC shall keep, and shall causes its Affiliates and Sublicensees to keep, books and accounts of record in connection with the sale of Products, including records of gross invoiced sales, [***], exchange rates, MTPC Third Party Payments, and any records with respect to the Territory required to be kept pursuant to this Agreement (collectively, the “Financial Records”), in accordance with IFRS or otherwise if expressly required by this Agreement and in sufficient detail to permit accurate determination of all figures necessary for verification of payments to be made by MTPC under this Article 6.  MTPC and its Affiliates, Sublicensees shall keep such records for a period of at least [***] in which they are generated.

6.8.6.Audits.  Upon [***] prior written notice from Viela, MTPC shall permit Viela or an independent auditor appointed by Viela and reasonably acceptable to MTPC, to inspect and audit MTPC’s relevant books and records during regular office hours of MTPC, at Viela’s costs, as may be reasonably necessary to verify the reports submitted by MTPC in accordance with Section 6.8.1.  Such inspection and audit may not be (a) conducted for any Year more than [***] after the end of such Year in which the books and records are generated, (b) conducted more than once in any [***] period, or (c) repeated for any Year.  Unless MTPC is not legally permitted to do so, MTPC will cooperate with Viela or the independent auditor and make available all work papers and other information related to this Agreement reasonably requested in connection herewith (subject to written obligations of confidentiality to MTPC).  If the audit reveals an underpayment or overpayment, the Party owing underpaid or overpaid amount will promptly pay such amount to the other Party.  If, as a result of such inaccurate reports, such underpayment to Viela exceeds [***] of the total amount payable for the Year then being audited, MTPC will reimburse Viela for the reasonable expense incurred by Viela in connection with the audit.

6.8.7.Interest.  MTPC shall pay interest on any amounts overdue under this Agreement at a per annum rate of [***] points above the Prime Rate assessed from the day payment was initially due within the regular office hours of MTPC; provided, however, that in no case shall such interest rate exceed the highest rate permitted by Applicable Laws.  The payment of such interest shall not foreclose Viela from exercising any other rights it may have because any payment is overdue.

7.	MUTUAL COVENANTS.

7.1.Confidentiality.

7.1.1.Confidential Information.  Except to the extent expressly permitted by this Agreement and subject to the provisions of Sections 7.1.2 and 7.1.3, at all times during the Term and for [***] following the expiration or termination hereof, each Party (“Receiving Party”) receiving any Confidential Information of the other Party (“Disclosing Party”) in connection with this Agreement shall: (a) keep completely confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party; and (b) not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations or exercising its rights hereunder.  The Receiving Party shall be liable for any breach by any of its Recipients of the restrictions set forth in this Agreement, including, without limitation, those set forth in Section 7.1.3.

7.1.2.Exceptions to Confidentiality.  The Receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the Disclosing Party:

(a)that is or hereafter becomes part of the public domain through no wrongful act, fault or negligence on the part of a Receiving Party or its Recipients;

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(b)that is received from a Third Party without restriction and without breach of any agreement or fiduciary duty between such Third Party and the Disclosing Party;

(c)that the Receiving Party can demonstrate by competent evidence was already in its possession without any limitation or restriction on use or disclosure prior to its receipt from the Disclosing Party; or

(d)that the Receiving Party can demonstrate by competent, contemporaneous written evidence was independently developed by the Receiving Party without any reference to Confidential Information.

7.1.3.Authorized Disclosure.  Notwithstanding the provisions of Section 7.1.1, the Receiving Party may disclose Confidential Information as follows:

(a)to those of the Receiving Party’s employees, Affiliates, Sublicensees, consultants, contractors, agents, medical institutes or personnel, or representatives who have a need to know such information (collectively, “Recipients”) to perform such Party’s obligations or exercise its rights hereunder, provided that each such Recipient has agreed in writing to confidentiality obligations no less strict than the confidentiality provisions herein.

(b)to any Third Party who is performing diligence in connection with a transaction with the Receiving Party (including, without limitation, potential Sublicensees and Licensees), provided that each such Third Party has signed a written confidentiality agreement with the Receiving Party no less strict than the terms hereof.

(c)to the extent that such disclosure is reasonably necessary to:

(i)prosecute or defend litigation;

(ii)comply with applicable governmental laws and regulations (including, without limitation, Applicable Law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body); or

(iii)respond to a valid order, inquiry, or request of, or make filings and submissions to, or correspond or communicate with, any Governmental Authority.

In the event that the Receiving Party or its Recipients, as applicable, deem it reasonably necessary to disclose Confidential Information belonging to the Disclosing Party pursuant to this Section 7.1.3(c), the Receiving Party must, if legally permitted, provide the Disclosing Party with reasonable advance notice of such disclosure and take reasonable measures to ensure confidential treatment of such information.

7.1.4.Recordation of License.  The Parties agree and acknowledge that notwithstanding anything in this Article 7, MTPC shall have the right to disclose a summary of those terms of this Agreement as is necessary to effect such recordation or filing with any patent office or similar authority in the Territory if MTPC reasonably determines that recordation of a summary of the terms of this Agreement is beneficial or required to give effect to or protect its rights under this Agreement.  The Parties will cooperate to prepare a mutually agreeable summary.

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7.1.5.Notification.  The Receiving Party shall immediately notify the Disclosing Party, and cooperate with the Disclosing Party as the Disclosing Party may reasonably request, upon the Receiving Party’s discovery of any loss or compromise of the Disclosing Party’s Confidential Information.

7.1.6.Destruction of Confidential Information.  Upon the expiration or earlier termination of this Agreement, the Receiving Party shall (a) destroy all tangible embodiments of Confidential Information of the Disclosing Party, including, without limitation, any and all copies thereof, and those portions of any documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Recipients that contain or incorporate such Confidential Information and provide written certification of such destruction to the Disclosing Party in a form reasonably acceptable to the Disclosing Party, provided that the Receiving Party shall have the right to retain one copy of any such tangible embodiments for archival purposes subject to the terms of this Agreement; and (b) immediately cease, and shall cause its Recipients to cease, use of such Confidential Information as well as any information or materials that contain or incorporate such Confidential Information.  Notwithstanding the foregoing, but subject to the other obligations set forth in this Article 7, the Receiving Party may maintain and use any Confidential Information of the Disclosing Party solely to the extent necessary or useful to exercise its rights and/or perform its obligations that survive such expiration or termination of this Agreement.

7.1.7.Remedies.  The Parties acknowledge and agree that the restrictions set forth in Section 7.1 are reasonable and necessary to protect the legitimate interests of the Parties and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 7.1 will result in irreparable injury to the other Party for which there will be no adequate remedy at law.  Notwithstanding anything to the contrary in this Agreement, in the event of a breach or threatened breach of any provision of Section 7.1 by a Party, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity.  Nothing in this Section 7.1.7 is intended, or shall be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

7.2.Compliance with Law.  Each Party hereby covenants and agrees to comply, and to cause its employees, contractors and Affiliates involved in the performance of this Agreement to comply, with all Applicable Laws and Industry Guidelines related to its activities connected with the Development, Manufacture and Commercialization (as applicable) of the Viela Compound and Products.  Nothing in this Agreement will be construed to require a Party to violate Applicable Law.

7.2.1.Data Protection Laws.  At times, either Party may provide the other Party with personal information that falls under the protection of certain data security and privacy laws (“Protected Personal Information”).  Without limiting the generality of Section 7.2, each Party agrees to comply with all Applicable Laws relating to the use, storage, collection or other processing of such Protected Personal Information (“Data Protection Laws”).  The Parties agree to use good-faith efforts to agree upon and implement any security protocols and information handling guidelines that their respective legal advisors recommend in connection with the Parties’ compliance with such Data Protection Laws.

7.2.2.Notice of Compliance Events.  Each Party agrees that if it learns of any violation of Data Protection Laws, Regulatory Laws, export control laws, or Anti-Corruption Laws by an employee, subcontractor or contractor that performs work under this Agreement (a “Compliance Event”), such Party

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(the “Notifying Party”) shall promptly notify the other Party (the “Notified Party”) in writing of such Compliance Event and the measures Notifying Party has taken and intends to take to remedy such Compliance Event and to prevent its recurrence.  The Notified Party reserves the right to require the Notifying Party to prohibit the employee, subcontractor or contractor (as the case may be) from performing any work related to this Agreement after due consultation with Notifying Party.

7.3.Viela Existing Licenses.

Viela will comply with all obligations applicable to it as set forth in any Viela Existing License.  MTPC will comply with all obligations applicable to it as set forth in Exhibit B of this Agreement.  For greater clarity, MTPC is not and shall not be deemed to be a contracting party to any Viela Existing License and MTPC shall not be liable under any Viela Existing License for breach thereof.  MTPC may credit its reasonable costs associated with its compliance with its reporting obligations set forth in Exhibit B against the Supply Price due to Viela.

7.4.Non-Competition.

During the Royalty Term, neither Party nor any of its Affiliates or Sublicensees, will, directly or indirectly, or in collaboration with any Third Party, Commercialize in the Territory any [***], other than the Products, for the treatment or prevention of (a) NMOSD, (b) any LCM Indication being Developed or Commercialized in the Territory pursuant to this Agreement, or (c) and LCM Indication rejected by MTPC pursuant to Section 4.1.6 (“Competitive Product”).  If a Party (“Acquiring Party”) or any of its Affiliates or Sublicensees, either as a result of a Change of Control or similar transaction (including an acquisition of assets) (“Transaction”) acquires or is acquired by or otherwise merges with an entity that owns, has a license to, or a right to distribute, a Competitive Product that would otherwise result in a violation of this Section 7.4, then the Acquiring Party shall (a) promptly, and in any event no later than [***] following the date of the Transaction, notify the other Party in writing of the Transaction and the Competitive Product, and (b) in order to avoid termination of this Agreement as provided below, divest, or cause its relevant Affiliate or Sublicensee to divest, all rights (including distribution rights) to the Competitive Product in accordance with this Section 7.4.  The Acquiring Party shall promptly, and in any event no later than [***] following the date of the Transaction, notify the other Party whether or not it (or its Affiliate or Sublicensee) intends to undertake good faith efforts to divest the Competitive Product.  If the Acquiring Party notifies the other Party that it (or its Affiliate or Sublicensee) does not intend to undertake good faith efforts to divest the Competitive Product in a particular country in the Territory, then the other Party may terminate this Agreement on a country-by-country basis with respect to such country by written notice to the Acquiring Party, such termination to be effective [***] after the Acquiring Party’s receipt of notice of termination from the other Party, provided, that any termination pursuant to this Section 7.4 with respect to Japan shall give the terminating Party the right to simultaneously terminate this Agreement with respect to the entire Territory.  If the Acquiring Party notifies the other Party that it or its Affiliate or Sublicensee, as the case may be, intends to undertake good faith efforts to divest the Competitive Product or discontinue Commercialization of the Competitive Product, such divestiture or discontinuance shall be completed within [***] after the date of the Transaction; provided that any discontinuance of Commercialization must include the withdrawal of the Competitive Product Regulatory Submission or Marketing Authorization, if applicable.  If such divestiture or discontinuation has not occurred within the [***] period, the other Party may terminate this Agreement with respect to such country by written notice to the Acquiring Party, and such termination to be effective [***] after the Acquiring Party’s receipt of notice of termination from the other Party, provided, that any termination pursuant to this Section 7.4 with respect to Japan shall give the terminating Party the right to simultaneously terminate this Agreement with respect to the entire Territory.

8.	REPRESENTATIONS AND WARRANTIES.

8.1.Mutual Representations, Warranties and Covenants.

Viela and MTPC, each for itself and its Affiliates, represent, warrant and covenant to the other Party as of the Effective Date:

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(a)the execution, delivery to the other Party and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement do not and shall not conflict, in any material respect, with, or result in a breach of, any of the terms or provisions of: (i) any other contractual obligations of such Party; (ii) the provisions of its charter, operating documents or bylaws; or (iii) any order, writ, injunction or decree of any court or Governmental Authority entered against it or by which it or any of its property is bound except where such breach or conflict would not materially impact the warranting Party’s ability to meet its obligations hereunder;

(b)this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and (ii) equitable principles of general applicability;

(c)such Party is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof except where failure to be in good standing would not materially impact the Party’s ability to meet its obligations hereunder;

(d)such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

(e)no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the Part of such Party in connection with the valid execution, delivery and performance of this Agreement; and

(f)in the course of performing its obligations or exercising its rights under this Agreement, shall, and shall cause its Affiliates, Sublicensees to, comply with all Applicable Laws;

(g)none of such Party’s, or its Affiliates’ or Sublicensees’, employees, consultants or contractors is debarred by any Regulatory Authority, and such Party shall not, and will cause its Affiliates and Sublicensees not to, employ or engage any party who has been debarred by any Regulatory Authority, or, to such Party’s Knowledge, is the subject of debarment Proceedings by a Regulatory Authority.

8.2.Anti-Corruption Compliance.

Each Party makes the following representations, warranties and covenants:

8.2.1.Compliance.  Neither Party nor any of its Affiliates, nor any of their respective shareholders, directors, officers, employees, agents, consultants or other representatives have performed or will perform, in connection with this Agreement, directly or indirectly, any act constituting a violation of Anti-Corruption Laws.

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8.2.2.Cooperation with Investigations.  Each Party will fully cooperate with any ethics or compliance investigations into possible violations of any Anti-Corruption Laws that arise in connection with this Agreement.

8.2.3.Complete and Accurate Books and Records.  Each Party will keep accurate financial books and records in connection with its performance under this Agreement.

8.2.4.Public Officials.  To its Knowledge as of the Effective Date and during the Term, neither such Party nor any of its subsidiaries nor any of their Affiliates, directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its subsidiaries or any of their Affiliates:

(a)has taken any action in violation of any Anti-Corruption Laws;

(b)has corruptly, offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official;

(c)has influenced any act or decision of any Public Official in his official capacity;

(d)has induced such Public Official to do or omit to do any act in violation of his lawful duty;

(e)has secured any improper advantage; or

(f)has induced such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities) in obtaining or retaining any business whatsoever.

As of the Effective Date, none of the officers, directors, employees, of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates, in each case that are employed or reside outside the United States, are themselves Public Officials.  For purposes of this Section 8.2.4, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

8.3.Additional Representations and Warranties of Viela.

Viela hereby represents and warrants to MTPC that as of the Effective Date:

8.3.1.Right to Grant License.  Viela is the sole and exclusive owner or exclusive licensee of the Product Trademarks listed in Exhibit A and Viela Patents listed in Exhibit C, which sets forth a complete and accurate list of all Product Trademarks and Viela Patents in existence, and Viela is entitled to (i) grant the licenses to MTPC in accordance with the terms and conditions of this Agreement; and (ii) use, disclose,

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and commercially exploit, and enable MTPC and its Affiliates and Sublicensees to use, disclose, and commercially exploit the Licensed Technology in accordance with the terms and conditions of this Agreement.

8.3.2.Viela Existing Licenses.  Viela has provided to MTPC complete and accurate copies of all Viela Existing Licenses, which are listed in Exhibit B.  Viela is not in material breach of the Viela Existing Licenses, and to Viela’s Knowledge, no other Party to the Viela Existing Licenses is in material breach of the Viela Existing Licenses.

8.3.3.Patent Validity and No Patent Challenge.  To the Knowledge of Viela: (a) the claims of the issued patents included in the Viela Patents listed in Exhibit C are not invalid, and (b) the issued Patents listed in Exhibit C are not unenforceable in the Territory.  No Third Party has challenged in writing, or, to the Knowledge of Viela, has threatened to challenge, the ownership, enforceability or validity of any issued Patents listed in Exhibit C or any claims therein, respectively, in the Territory.

8.3.4.No Know-How or Trademark Challenge.  No Third Party has challenged in writing, or, to the Knowledge of Viela, has threatened to challenge, Viela’s right to use and license the Viela Know-How and/or the Product Trademarks in the Territory.

8.3.5.No Infringement by Third Parties.  To the Knowledge of Viela, no Third Party is infringing the Viela Patents, or misappropriating the Viela Know-How, each existing as of the Effective Date.

8.3.6.No Claim of Third Party IP Infringement.  There are no claims asserted in writing, judgments, or settlements in effect against, or amounts with respect thereto owed by, Viela relating to the Viela IP in the Territory existing as of the Effective Date.  No claim or litigation is pending or, to the Knowledge of Viela, threatened alleging that the disclosing, copying, making, or licensing of the Viela IP existing as of the Effective Date.  To Viela’s Knowledge, the Development, Final Manufacturing or Commercialization of Viela Compound or the Products in the manner reasonably contemplated under this Agreement or the Development Plans does not infringe and would not infringe any issued patent (other than a Manufacturing Patent) of which Viela is actually aware or any Manufacturing Patent or other intellectual property rights in the Territory of any Third Party.  Further, the Development, Final Manufacturing or Commercialization of Viela Compound or the Products in the manner reasonably contemplated under this Agreement or the Development Plans does not infringe and would not infringe any Patents listed in Exhibit E.  For purposes of this Section 8.3.6, “Manufacturing Patent” means the claims of an issued patent covering processes for manufacturing antibody pharmaceutical products.

8.3.7.Patent Prosecution.  All applicable and material fees and filings due prior to the Effective Date in connection with the prosecution and maintenance of the Viela Patents listed in Exhibit C in the Territory have been completed.

8.3.8.Disclosure.  Viela has disclosed to MTPC all material information known to it and its Affiliates with respect to the safety and efficacy of the Viela Compound and the Products.

8.3.9.Inventions and Assignment.  All of Viela’s employees, officers, and consultants have executed agreements requiring assignment to Viela or its Affiliates, as applicable, of all inventions made during the course of performance under this Agreement, and no officer or, employee or consultant of Viela or its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee or consultant to assign any interest in any such inventions to any Third Party.

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8.3.10.No Third-Party Limitations.  Viela has not granted any liens or security interests in or to any of the Viela IP, other than under any licenses, sublicenses, liens, or security interests that would not conflict with the rights or licenses granted to MTPC under this Agreement.  To the Knowledge of Viela, neither its licensors or their Affiliates nor any other Third Parties has any right, interest, or claim in or to such rights that would conflict with the rights or licenses granted to MTPC under this Agreement.

8.3.11.No U.S.  Government Funding.  None of Viela or its Affiliates has entered into a government funding relationship that would result in rights to the Compound or any Product residing in the U.S.  Government, National Institutes of Health, National Institute for Drug Abuse, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S.  Government as set forth in Public Law 96 517 (35 U.S.C.  200 204), as amended, or any similar obligations under the Applicable Laws of any other country.

8.4.Additional Covenant of Viela.

During the Term of this Agreement, Viela shall not grant to any Third Party rights that would be inconsistent with MTPC’s rights hereunder or terminate any agreements with its licensors that would remove the Viela IP from Viela’s Control or limit the rights or licenses granted to MTPC under this Agreement.  Viela shall not (and shall cause its Affiliates, licensors or Licensees not to) take any action that adversely materially affects MTPC’s rights and licenses granted hereunder.

8.5.Additional Representations and Warranties of MTPC.

MTPC hereby represents and warrants to Viela that as of the Effective Date:

8.5.1.Regulatory Approvals.  MTPC understands and acknowledges that, as of the Effective Date, there is no assurance that Regulatory Approvals can be obtained for the Product in each or all of the countries of the Territory.  MTPC shall not be entitled to a return or a refund of any payments made hereunder if, for any reason, one or more Regulatory Approvals are not obtained.

8.5.2.Qualified.  MTPC is a pharmaceutical company having the size and a position on the market adequate to Commercialize the Product and it and its Affiliates have the necessary qualified and experienced personnel to Develop and Commercialize the Product in the Territory in accordance with the terms of this Agreement.

8.6.Disclaimer.

EXCEPT AS EXPRESSLY STATED IN HEREIN OR IN THE SUPPLY AGREEMENT, ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED BY STATUTE, COMMON LAW, OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY THAT THE USE OF SUCH VIELA COMPOUND OR PRODUCT WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, ARE EXCLUDED AND DISCLAIMED.

9.	INTELLECTUAL PROPERTY.

9.1.Ownership.

9.1.1.Pre-Existing Intellectual Property.  Each Party shall own and retain all right, title and interest in and to any and all Know-How and other inventions that are conceived, discovered, developed, authored or otherwise made by or on behalf of such Party or its Affiliates (or its Licensees or Sublicensees, as applicable), prior to the Effective Date or pursuant to activities outside the scope of this Agreement,

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whether or not patented or patentable, and any and all Patents and other Intellectual Property with respect thereto.

9.1.2.Developed IP.  Each Party will promptly disclose all Developed IP that is solely developed by such Party to the other Party.  Each Party shall own all right, title and interest in and to any and all Developed IP that is solely owned by such Party.  Both Parties shall jointly own all right, title and interest in and to any and all Developed IP that is jointly developed by the Parties.  Each Party shall cause all Persons who perform Development activities, Manufacturing activities or Regulatory Activities for such Party under this Agreement or who conceive, discover, develop, author or otherwise make any applicable Developed IP on behalf of such Party or its Affiliates under or in connection with this Agreement to be under an obligation to assign their rights in any applicable Developed IP to such Party, except where Applicable Law requires otherwise and except in the case of Governmental Authorities, not-for-profit and public institutions that have standard policies against such an assignment, in which case, to the extent permitted by the Applicable Law, a license (or option to obtain a license) that would allow such Party to grant rights to the other Party as if such Party owned the Developed IP, must be obtained to permit the grant of the licenses as set forth herein.

(a)With respect to any Specific Developed IP owned or Controlled by MTPC (including any Specific Developed IP jointly owned by the Parties), MTPC hereby grants to Viela a royalty free, transferable, irrevocable, perpetual, exclusive license, with the right to sublicense through multiple tiers (excluding any Licensee who has not agreed to permit Viela to grant a sublicense to MTPC in the Territory by granting an exclusive license to Viela of its developed IP in the respective agreement), under such Specific Developed IP to develop, Commercialize, Manufacture and otherwise exploit the Viela Compound and Products outside the Territory.  The license to Viela set forth in this Section 9.1.2(a) will automatically extend to any Terminated Country, and will become worldwide with respect to any Terminated Product, except to the extent such termination is by MTPC due to Viela’s breach of this Agreement.

(b)With respect to any Specific Developed IP jointly owned by the Parties, Viela hereby grants to MTPC a royalty free, transferable, irrevocable, perpetual, exclusive license, with the right to sublicense through multiple tiers, under such Specific Developed IP to develop, Commercialize, Manufacture and otherwise exploit the Viela Compound and Products in the Territory.

(c)With respect to any General Developed IP solely owned or Controlled by MTPC, MTPC hereby grants to Viela a royalty free, transferable, irrevocable, perpetual, non-exclusive license, with the right to sublicense through multiple tiers (excluding any Licensee who has not agreed to permit Viela to grant a sublicense to MTPC in the Territory by granting an exclusive license to Viela of its developed IP in the respective agreement), under such General Developed IP to develop, Commercialize, Manufacture and otherwise exploit the Viela Compound and Products outside the Territory.  The license set forth in this Section 9.1.2(c) will automatically extend to any Terminated Country, and will become worldwide with respect to any Terminated Product, except to the extent such termination is by MTPC due to Viela’s breach of this Agreement.

(d)With respect to any General Developed IP that is jointly owned by the Parties, each Party may freely use, license and assign its rights in and to such General Developed IP without any accounting to or consent of the other Party.

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9.2.Maintenance and Prosecution of Patents.

9.2.1.Viela IP.  Viela shall be responsible for all costs and expenses in connection with prosecuting and maintaining all the Viela IP worldwide.  Further, Viela shall be, at its own costs, responsible for (i) taking reasonable action to cause its licensors to prosecute and maintain Viela-Licensed Patents; and (ii) prosecuting and maintaining the Viela-Owned Patents in the Territory, except that Viela may abandon the ownership of a Viela-Owned Patent with MTPC’s prior written consent, such consent not to be unreasonably withheld.

9.2.2.Viela-Owned Patents and Viela Development Patents.  Subject to Section 9.2.1, Viela shall have the sole right, but not the obligation, through counsel of its choice at its discretion, to prepare and file the Viela-Owned Patents, including Patents covering any Developed IP solely owned by Viela pursuant to Section 9.1.2 of this Agreement (“Viela Development Patents”), including any related invalidation, appeals of invalidation, interference, re-issuance, re-examination, patent term extension and opposition proceedings with respect thereto.  Viela shall periodically inform MTPC of all material actions with regard to the preparation, filing, prosecution and maintenance of the Viela-Owned Patents in the Territory, as applicable, including by providing MTPC with a copy of material communications to and from any applicable patent authority regarding such Patents and by providing MTPC drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for MTPC to review and comment thereon.  Viela shall consider in good faith the requests and suggestions of MTPC with respect to such drafts and with respect to strategies for filing and prosecuting such Patents, including taking into consideration the commercial strategy of MTPC in the Territory.

9.2.3.MTPC Development Patents.  MTPC shall have the sole right, but not the obligation, through counsel of its choice at its discretion, to prepare, file, prosecute and maintain Patents covering Developed IP solely owned by MTPC pursuant to Section 9.1.2 of this Agreement (“MTPC Development Patents”), including any related invalidation, appeals of invalidation, interference, re-issuance, re-examination, patent term extension and opposition proceedings with respect thereto.  MTPC shall periodically inform Viela of all material actions with regard to the preparation, filing, prosecution and maintenance of MTPC Development Patents, as applicable, including by providing Viela with a copy of material communications to and from any applicable patent authority regarding such MTPC Development Patents and by providing Viela with drafts of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Viela to review and comment thereon.  MTPC shall consider in good faith the requests and suggestions of the Viela with respect to such drafts and with respect to strategies for filing and prosecuting such Patents, including taking into consideration the commercial strategy of Viela outside the Territory.

9.2.4.Joint Development Patents.  With respect to Patents covering any Developed IP jointly owned by the Parties pursuant to Section 9.1.2 of this Agreement (“Joint Development Patents”, collectively with Viela Development Patents and MTPC Development Patents, “Development Patents”), the Parties shall negotiate in good faith including but not limited to which Party shall prepare, file, prosecute, maintain, and enforce such Joint Development Patents and how the costs shall be allocated.

9.2.5.Co-operation.  MTPC shall, and shall cause its Affiliates to, assist and co-operate with Viela, as Viela may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Viela Patents and Development Patents for which Viela will control preparation, filing, prosecution, maintenance, and/or enforcement in or outside the Territory, as the case may be, including by

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providing access to relevant documents and other evidence and making any inventors available at reasonable business hours.  Viela shall reimburse MTPC for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection with such activities to the extent related to the Viela Patents and Viela Development Patents.  MTPC will sign, or will use reasonable efforts to cause its Affiliates to sign, all legal documents as are reasonably necessary to prosecute and maintain Viela Patents and such Development Patents in accordance with this Section 9.2.  Viela shall, and shall cause its Affiliates to, assist and co-operate with MTPC, as MTPC may reasonably request from time to time, in the preparation, filing, prosecution and maintenance of the Development Patents for which MTPC will control preparation, filing, prosecution, maintenance, and/or enforcement in or outside the Territory, as the case may be, including by providing access to relevant documents and other evidence and making any inventors available at reasonable business hours.  MTPC shall reimburse Viela for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection with such activities to the extent related to the MTPC Development Patents.  Viela will sign, or will use reasonable efforts to cause its Affiliates to sign, all legal documents as are reasonably necessary to prosecute and maintain such Development Patents in accordance with this Section 9.2.

9.2.6.Patent Term Extension and Supplementary Protection Certificate.  The Parties shall jointly make decisions regarding the application for patent term extensions, or any other extensions that are now or become available in the future, in the Territory, for the Viela Patents and Development Patents with respect to the Viela Compound and the Products, and in each case including whether or not to do so.  The Party that is not responsible for filing, prosecuting or maintaining the Development Patent (the “Non-Controlling Party”) shall provide prompt and reasonable assistance, as requested by the other Party that is responsible for filing, prosecuting or maintaining the Development Patent (the “Controlling Party”), including by taking such action as patent holder as is required under any Applicable Law to obtain such extensions or supplementary protection certificates.  If the Non-Controlling Party is required by Applicable Law to file such a mutually agreed patent term extension or supplementary protection certificate or equivalent thereof under its own name with respect to a Viela Patent or Development Patent, the Controlling Party shall promptly provide assistance to the Non-Controlling Party to enable such filing.

9.3.Enforcement.

9.3.1.Notice.  Each Party shall promptly disclose to the other in writing within [***], any actual, alleged, or threatened Third Party infringement or misappropriation in the Territory of any Viela Patent or Development Patent, and any actual, alleged or threatened infringement or passing off of a Product Trademark (“Infringement”), of which such Party becomes aware.

9.3.2.Enforcement.

(a)Viela shall have the first right, but not the obligation, to respond to any Infringement of a Viela-Owned Patent, a Product Trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Products.  If Viela elects to respond to any Infringement by initiating a Proceeding, Viela shall use legal counsel of its choice at its expense and shall have full control over the conduct of such Proceeding.  Viela may settle or compromise any such Proceeding without the consent of MTPC; provided, however, that if such settlement affects MTPC’s rights under this Agreement, or MTPC’s ability to Commercialize the Viela Compound or Products within the Territory, or otherwise requires MTPC to admit wrongdoing, fault, or liability, Viela will provide MTPC with written notice of such potential settlement (the “Settlement Notice”) and will not settle or compromise

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any such Proceeding without the consent of MTPC, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, MTPC’s failure to notify Viela of its decision to provide or withhold consent within [***] after the receipt of such Settlement Notice will be deemed to be consent.  If Viela elects not to respond to any Infringement of a Viela-Owned Patent, a Product Trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Products, then MTPC shall have the right, but not the obligation, to take action, at its sole expense, in which case MTPC shall have full control over the conduct of such Proceeding and MTPC may settle or compromise any such Proceeding without the consent of Viela; provided, however, that if such settlement affects Viela’s intellectual property rights or its rights under this Agreement, or Viela’s ability to Commercialize the Viela Compound or Products outside the Territory, or otherwise requires Viela to admit wrongdoing, fault, or liability, MTPC shall provide Viela with a Settlement Notice and will not settle or compromise any such Proceeding without the consent of Viela, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, Viela’s failure to notify MTPC of its decision to provide or withhold consent within [***] after the receipt of such Settlement Notice will be deemed to be consent.  MTPC shall be solely responsible for any legal costs or damages awards made in any Proceeding that is initiated by MTPC.

(b)MTPC shall have the first right, but not the obligation, to respond to any Infringement of a MTPC Development Patent.  If MTPC elects to respond to any Infringement by initiating a Proceeding, MTPC shall use legal counsel of its choice at its expense and shall have full control over the conduct of such Proceeding.  MTPC may settle or compromise any such Proceeding without the consent of Viela; provided, however, that if such settlement affects Viela’s rights under this Agreement, or Viela’s ability to Commercialize the Viela Compound or Products outside the Territory, or otherwise requires Viela to admit wrongdoing, fault, or liability, MTPC will not settle or compromise any such Proceeding without the consent of MTPC, such consent not to be unreasonably withheld.  If MTPC elects not to respond to any Infringement of MTPC Development Patent , a Product Trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Products, then Viela shall have the right, but not the obligation, to take action, at its sole expense, in which case Viela shall have full control over the conduct of such Proceeding and Viela may settle or compromise any such Proceeding without the consent of MTPC; provided, however, that if such settlement affects MTPC’s intellectual property rights or its rights under this Agreement, or MTPC’s ability to Commercialize the Viela Compound or Products in the Territory, or otherwise requires MTPC to admit wrongdoing, fault, or liability, Viela shall provide MTPC with the Settlement Notice and will not settle or compromise any such Proceeding without the consent of MTPC, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, Notwithstanding the foregoing, if MTPC fails to notify MTPC its decision in writing whether or not to provide consent for such settlement within [***] after the receipt of such Settlement Notice, Viela may settle or compromise without the consent of MTPC.  Viela shall be solely responsible for any legal costs or damages awards made in any Proceeding that is initiated by Viela.

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(c)Co-operation.  The non-enforcing Party agrees to co-operate fully in any Infringement action pursuant to this Section 9.3, including by making the inventors (to the extent it is able), applicable records and documents (including laboratory notebooks) with respect to the relevant Patents available to the enforcing Party on the enforcing Party’s reasonable request.  With respect to an action controlled by the applicable enforcing Party, the non-enforcing Party shall, and shall cause its Affiliates to, assist and co-operate with the enforcing Party, as the enforcing Party may reasonably request from time to time, in connection with its activities set forth in this Section 9.3, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours.

9.3.3.Recovery.  Except as otherwise agreed by the Parties in connection with a cost-sharing arrangement, any recovery realized as a result of such litigation described above in this Section 9.3 (whether by way of settlement or otherwise) shall be first allocated to reimburse the Parties for their costs and expenses incurred with respect to such litigation (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses).  Any remainder after such reimbursement is made shall be divided equally between the Parties.

9.3.4.Invalidity or Unenforceability Defenses or Actions.  Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Viela Patents by a Third Party and of which such Party becomes aware.  Viela shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of any Viela-Owned Patent or Development Patent, at its sole cost and expense, using counsel of Viela’s choice, including when such invalidity or unenforceability is raised as a defense or counterclaim in connection with an Infringement action.  The Party defending and controlling the defense referred to as the “Defending Party” and the other Party referred to as the “Assisting Party.”  The Assisting Party may participate in such claim, suit or Proceeding with counsel of its choice at its sole cost and expense; provided that the Defending Party shall retain control of the defense in such claim, suit or Proceeding.  If the Defending Party elects not to defend the applicable Patents in a suit, then the Defending Party shall promptly notify the Assisting Party of such election and the Assisting Party may assume control of the defense of any such claim, suit or Proceeding at its sole cost and expense and will become the Defending Party.  The Assisting Party in such an action shall, and shall cause its Affiliates to, assist and co-operate with the Defending Party, as such Defending Party may reasonably request from time to time, including where necessary, furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that the Defending Party shall reimburse the Assisting Party for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection therewith.

9.4.Viela-Licensed Patents.

To the extent Viela has control over, or receives information from the respective licensor about, the filing, prosecution, maintenance, and enforcement of any Viela-Licensed Patents, Viela will promptly inform MTPC of any such filing, prosecution, maintenance, and enforcement of any Viela-Licensed Patents.  To the extent Viela has control over, or has the right to provide input into the filing, prosecution, maintenance, and enforcement of Viela-Licensed Patents, Viela will use commercially reasonable efforts to consider, or have considered by the Patent owner, in good faith the requests and suggestions of MTPC with respect to the filing, prosecution, maintenance, and enforcement of such Patents.  To the extent Viela has control over the decision to abandon the filing, prosecution, maintenance, and enforcement of any Viela-Licensed Patent, Viela will not do so without the prior written consent of MTPC, which shall not be unreasonably withheld.

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9.5.Patent Marking.

MTPC agrees to mark and have its Affiliates, and all Sublicensees mark all Products (or their containers or labels) as required by the applicable statutes or regulations, if any, in the country or countries in the Territory.

9.6.Infringement Claims by Third Parties.

If the Exploitation of the Viela Compound or any Product in the Field in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit or Proceeding by a Third Party against MTPC or any of its Affiliates or Sublicensees alleging infringement by MTPC or any of its Affiliates or its or their Sublicensees, distributors or customers (“Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 9.3, the Party first becoming aware of such alleged infringement shall promptly notify the other Party thereof in writing.  As between the Parties, subject to Section 6.7 (Reductions to [***]) and Section 11 (Indemnification and Insurance), MTPC shall be responsible for defending any such claim, suit or Proceeding at its sole cost and expense, using counsel of MTPC’s choice.  Subject to Section 6.7.1 (Reductions to [***]) and Section 11 (Indemnification and Insurance), any damages, or awards, including royalties, incurred or awarded in connection with any Third Party Infringement Claim shall be borne by MTPC.  Upon request by MTPC, Viela shall reasonably assist MTPC in defending any such any such claim, suit or Proceeding, at MTPC’s expense.

9.7.Trademarks.

9.7.1.Trademark License.  Viela hereby grants to MTPC, for the Term, an exclusive, royalty-free license to use the Product Trademarks in the Field in the Territory in association with the Products.  All use of the Product Trademarks by MTPC will inure to the benefit of Viela.  With respect to all versions of Product Trademarks in the local languages in the Territory, Viela shall consult with MTPC and take into consideration of all reasonable comments by MTPC.

9.7.2.Ownership.  MTPC acknowledges that the Product Trademarks are owned by Viela and shall be and remain the sole and exclusive property of Viela.  MTPC shall not contest the ownership of the Product Trademarks or the validity of any registration relating thereto.  MTPC agrees, at the reasonable request of Viela, to execute any and all proper documents appropriate to assist Viela in obtaining and maintaining Viela's rights in and to the Product Trademarks.

9.7.3.Use of Marks.  Products distributed under this Agreement will bear a Product Trademark as directed by Viela, together with a notice that the Product Trademarks are used under license from Viela, subject to the approval of such labeling by appropriate Regulatory Authorities.  MTPC shall submit to Viela, for prior approval, which shall not be unreasonably withheld, a representative sample of any marketing, promotional or other materials to be used by MTPC, bearing the Product Trademarks.  Viela will communicate to MTPC its approval or disapproval with respect to the use of the Product Trademarks.  Any review and approvals pursuant to this Section 9.7.3 are required in addition to any review or approval to be conducted or provided by the JSC pursuant to any other provision of this Agreement, provided that the review and approval of Viela and the JSC shall be conducted as soon as reasonably practicable and in no event more than [***] from Viela’s receipt of such Sample in total.  In the event that Viela or JSC fails to review and approve the use of Product Trademarks within [***] of receipt of such sample, such use shall be deemed approved.  Upon Viela’s request, MTPC will immediately cease using any disapproved Product Trademarks.  In the event Viela modifies or changes any Product Trademarks, MTPC will use commercially reasonable efforts to promptly institute such modifications or changes as requested by Viela at Viela’s cost, provided that such modifications or changes are approved by the appropriate Regulatory Authorities and permitted by this Agreement and the Applicable Laws.  Notwithstanding the foregoing, in any event that MTPC is unable to use the existing Product Trademarks owned by Viela for the Products in any country of

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the Territory, Viela shall prepare, file, register and maintain new Product Trademarks based on MTPC’s proposals, if any, in such country of the Territory.

9.7.4.No Similar Mark.  MTPC will not, without Viela’s prior written consent, register or use in connection with any product or service, any trademark that is confusingly similar to the Product Trademarks or Viela’s name.

9.7.5.Domain Names.  MTPC may, at its cost, register as domain names the Product Trademarks in any country in the Territory using any available generic top-level domain or country-code top-level domain.  Upon any termination or expiration of this Agreement, MTPC will assign such domain names to Viela.

9.8.Privileged Communications.

In furtherance of this Agreement, it is possible that MTPC and Viela should disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications.  Such disclosures will be made with the understanding that they shall remain confidential, they will not be deemed to waive any applicable attorney-client privilege and that they are made in connection with the shared community of legal interests existing between Viela and MTPC, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of Viela Patents, Development Patents and Product Trademarks.

10.	TERM AND TERMINATION.

10.1.Term.

The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect for so long as MTPC is Developing or Commercializing a Product in the Territory (the “Term”).

10.2.Rights of Termination.

10.2.1.Termination for Material Breach.  This Agreement may be terminated effective immediately on a country-by-country basis or in its entirety by written notice by either Party at any time during the Term if the other Party materially breaches this Agreement, which breach remains uncured for [***] measured from the date that written notice of such breach is given to the breaching Party, which notice shall specify the nature of the breach and demand its cure; provided that no cure period will be provided with respect to any material breach of Section 8.2 with respect to Anti-Corruption Laws.

10.2.2.MTPC Right of Termination.  Prior to its expiration, this Agreement may be terminated in its entirety at any time by MTPC effective upon at least one hundred and eighty (180) days prior written notice to Viela for any reason.

10.2.3.Viela’s Rights to Terminate.  Without limiting Viela’s rights set forth elsewhere in this Agreement, including pursuant to Section 10.2.1, Viela shall have the right to terminate this Agreement as follows:

(a)Viela shall have the right to terminate this Agreement for the entire Territory, on a Product-by-Product basis, [***] after a product withdrawal from the entire Territory (unless, prior to the expiration of such [***], such Product is authorized pursuant to Applicable Laws to be re-launched and Commercialized in the Territory) if such product withdrawal results from a significant safety risk inherent in such Product and not due to tampering, a remediable Manufacturing problem

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or other non-conformance that can be cured with respect to such Product Manufactured after such risk has been discovered.

(b)Viela shall have the right to terminate this Agreement on a country-by-country basis in the Territory if (a) Viela has timely complied with its obligations to supply Product to MTPC as expressly set forth in this Agreement, the Supply Agreement and Quality Agreement, and (b) MTPC has failed to use Commercially Reasonable Efforts in launching the Product in such country in accordance with Section 4.6.5.

(c)Viela shall have the right to terminate this Agreement on a country-by-country basis in the Territory if (a) Viela has delivered all required data and other information to MTPC on a timely basis, and (b) MTPC or its Sublicensee has failed to use Commercially Reasonable Efforts in filing an application for Marketing Authorization in such country in accordance with Section 4.1.5.

(d)Viela shall have the right to terminate this Agreement in its entirety upon written notice to MTPC if MTPC’s Development or Commercialization of the Product is in violation of Applicable Laws, as evidenced by an order, directive or other official action of a Regulatory Authority, court or other Governmental Authority (provided, that any action of a Regulatory Authority, court or other Governmental Authority against an employee or individual that is not against the company of MTPC as a whole shall be excluded from the foregoing) and MTPC has not cured such failure within [***] after written notice from Viela (provided that there shall be no opportunity for cure the third time that MTPC is in violation of Applicable Laws and Viela provides notice of termination for the third violation under this Section 10.2.3(d)).  Any such termination shall become effective at the end of such [***] unless MTPC has cured any such failure prior to the end of such period (or, if applicable, immediately upon notice the third time that Viela provides notice of termination under this Section 10.2.3(d)).

10.2.4.Termination for Force Majeure.  This Agreement may be terminated as set forth in Section 12.3 (Force Majeure).

10.2.5.Bankruptcy.  This Agreement may be terminated by written notice by either Party at any time during the Term if the other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency, or a petition for reorganization, or a petition for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency Proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.  The Parties agree that, in case of bankruptcy or insolvency of Viela without termination of this Agreement by MTPC pursuant to this Section 10.2.5, all rights and licenses granted by Viela under this Agreement shall remain intact after such bankruptcy or insolvency, and MTPC, as a licensee of such rights and licenses, shall be entitled to retain and may fully exercise all of its rights and elections to the maximum extent available to it under the applicable laws.

10.3.Effects of Termination or Expiration.

10.3.1.Termination or expiration of this Agreement for any reason shall not extinguish any existing claims either of the Parties may have for indemnification pursuant to the terms and conditions of

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this Agreement, and shall not preclude either of the Parties from pursuing any claim for indemnification such Party otherwise may have pursuant to the terms and conditions of this Agreement to the extent that the circumstances giving rise to such claim arose prior to, on or after the date of termination or expiration of this Agreement.  Furthermore, the termination or expiration this Agreement shall have no effect on a Party’s obligation to make any payment accruing prior to the date of termination or expiration.

10.3.2.In the event of termination or expiration of this Agreement for any reason, the payments already made by MTPC as of the effective date of termination shall be retained by Viela, provided, that this Section 10.3.2 will not limit any rights or remedies MTPC may have at law or equity under this Agreement.

10.3.3.Subject to any arrangements agreed upon in writing between the Parties to facilitate MTPC’s sell-off right pursuant to Section 10.3.5, in the event that Viela does not exercise its right to purchase MTPC’s remaining stocks of Product, upon expiration or termination of this Agreement for any reason, all rights granted hereunder to MTPC shall be terminated with respect to the terminated Product(s) (each, a “Terminated Product”) and the terminated country(ies) within the Territory (each, a “Terminated Country”), such rights to the Terminated Products in the Terminated Countries shall revert to Viela, and, to the extent required or permitted by Applicable Laws, all information, copyrights, permits, licenses, contracts, documentation, Regulatory Approvals, customer lists and other information and materials specifically and directly related to the Terminated Products in the Terminated Countries shall be transferred to Viela.  Solely with respect to such Terminated Products in such Terminated Countries, MTPC shall promptly:

(a)cease any use and/or exploitation of the Regulatory Approvals with respect to the Terminated Products in the Terminated Countries;

(b)assign all and every lawfully assignable official title, or certificate or equivalent document concerning the Regulatory Approvals with respect to the Terminated Products in the Terminated Countries to Viela or to Viela’s nominee;

(c)cease any use of the Product Trademarks and Viela IP with respect to the Terminated Products in the Terminated Countries and not hold itself out as a distributor of the Terminated Products in the Terminated Countries;

(d)cease using (i) any and all Confidential Information of Viela relating solely to the Terminated Products in the Terminated Countries, (ii) any and all correspondence and exchanges with any Regulatory Authority with respect to the Terminated Products in the Terminated Countries, and (iii) pharmacovigilance and/or regulatory files and documentation relating to the Terminated Products in the Terminated Countries, and return or deliver all such materials set forth in (i)-(iii) to Viela without retaining copies, notes, summaries or translations thereof (except as expressly required by Applicable Law or to monitor MTPC’s compliance with the terms of this Agreement);

(e)cease Developing, Final Manufacturing and Commercializing the Terminated Products in the Terminated Countries;

(f)assign to Viela all right, title and interest in and to the marketing, medical affairs, and sales materials for the Terminated Products in the Terminated Countries;

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(g)comply with all other post-expiration and/or post-termination obligations provided in this Agreement;

(h)cooperate with all reasonable requests of Viela relating to the transition of activities relating to Product to Viela or its designee;

(i)upon Viela’s request, terminating, assigning or amending as appropriate, any agreements with Third Parties for the Development and/or Commercialization of the Terminated Products in any Terminated Country, including any Sublicenses; provided that, to the extent that any such agreement with a service provider is not assignable to Viela or its designee, then MTPC shall reasonably cooperate with Viela to arrange to continue to and provide such services from such entity for a reasonable period of time;

(j)execute any documents and take all actions reasonably required by Viela to perfect the foregoing assignments.

10.3.4.MTPC shall not destroy any documentation pertaining to the Product or Viela Compound without the prior written consent of Viela.

10.3.5.Upon the expiration or termination of this Agreement, Viela shall have the right but not the obligation to purchase all or a part of MTPC’s remaining stocks of the Product at the prices paid by MTPC to Viela for such stocks.  In case Viela elects not to purchase such remaining stocks, if permitted by applicable Regulatory Authorities, MTPC shall have the right to sell such stock for an additional [***] following termination, or any such other period of time agreed upon by the Parties (the “Sell-Off Period”).  In such event, to the extent that the consent or approval of any Regulatory Authority is required for MTPC’s lawful sell-off of its remaining stocks during the Sell-Off Period, the Parties shall use good-faith efforts to obtain such consent or approval.  If, during the Sell-Off Period, Viela is the holder of the Marketing Authorization for the Product in any country in the Territory, the Parties shall use good-faith efforts to negotiate a distribution agreement if necessary to allow MTPC to exercise its sell-off right during the Sell-Off Period in the country in question.  The Sell-Off Period shall not be deemed to extend the Term, but all provisions of this Agreement applicable to the lawful Commercialization of Product in the Territory, and the Quality Agreements and the Pharmacovigilance Agreement, shall continue to apply with respect to MTPC’s Commercialization of Product during the Sell-Off Period.

10.3.6.If at the time of such termination, any Clinical Trials for the Products are being conducted by or on behalf of MTPC, then, at Viela’s election on a Clinical Trial-by-Clinical Trial basis: MTPC shall, and shall cause its Affiliates and Sublicensees to, (a) continue to conduct such Clinical Trial for a reasonable period of time after the effective date of such termination at Viela’s cost, and after such period, to fully cooperate with Viela to transfer the conduct of all such Clinical Trial to Viela or its designee; or (b) continue to conduct such Clinical Trials in the name of Viela, at Viela’s cost, for so long as necessary to enable such transfer to be completed without interruption of any such Clinical Trials.

10.3.7.Upon expiration or termination of this Agreement, however arising, neither Party shall be entitled to any compensation or fee as a result of such termination.  Following such expiration or termination, neither Party shall have obligations to compensate the other Party for helping to build or maintain the market for Products or for its expectations that it shall continue to enjoy the benefits of its position in accordance with this Agreement.  In no case shall any provision of Applicable Laws entitle either Party to notice of termination in excess of that to which it is entitled in accordance with the explicit provisions of this Agreement or to compensation in lieu of such notice.  Neither Party shall have no right

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to any compensation or damages for loss of goodwill in the event of any expiration or termination of this Agreement.  The Parties agree that the financial terms set forth in this Agreement were determined on the basis of their mutual understanding that MTPC is not a commercial agent as that term is defined in Applicable Laws and such law does not apply to their relationship.

10.3.8.In the event MTPC terminates this Agreement due to a material breach of this Agreement by Viela, which shall include but not limited to any violation of Article 8, the licenses, rights and obligations, including right to sublicense granted by Viela to MTPC and that granted by MTPC to Viela, if any, shall terminate and MTPC will have the right to seek damages.  Notwithstanding Section 10.3.2 and Article 5, MTPC’s payment of the Upfront Payment and Milestone Payments may be considered in the calculation of such damages.  Alternatively, MTPC may elect to (i) waive its right to terminate this Agreement and (ii) seek damages, or, upon agreement by Viela, amend this Agreement in lieu of any damages.

10.4. 365(n) of the U.S. Bankruptcy Code.

All licenses and rights to licenses granted under or pursuant to this Agreement by Viela to MTPC are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the United States Bankruptcy Code.

10.5.Survival of Certain Obligations.

Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination.  The provisions of this Agreement that must, by their nature or terms, survive expiration or termination of this Agreement to give effect to their intention, shall so survive.  Such provisions include, without limitation, Sections 4.4, 6.5, 6.6, 6.7, 6.8, 7.1, 7.2, 8.6, 9.1, 9.2.4, 9.7.2, 9.7.5, 9.8, 10.3, 10.5, 11 and 12, as well as any other Sections or defined terms referred to in such Sections or necessary to give them effect.  Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement shall survive to the extent required.  Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

11.	INDEMNIFICATION AND INSURANCE.

11.1.Indemnification by Viela.

Viela shall indemnify, defend and hold harmless MTPC, its Affiliates and Sublicensees, and each of its and their respective employees, officers, directors and agents (each, a “MTPC Indemnified Party”) from and against any and all losses, damages, liabilities, settlements, penalties, fines and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) that the MTPC Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

(a)any failure by Viela, its Affiliates, Licensees (to the extent Viela receives indemnification from such Licensees) or contractors or any of their respective officers, directors, employees or agents to comply with any Industry Guidelines or any Applicable Laws;

(b)any negligent act or omission or willful misconduct of Viela, its Affiliates, Licensees (to the extent Viela receives indemnification from such Licensees) or contractors, or any of their respective officers, directors, employees or agents;

(c)any breach by Viela, its Affiliates, Licensees (to the extent Viela receives indemnification from such Licensees) or contractors, or any of their respective officers, directors,

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employees or agents of any of Viela’s representations, warranties, covenants or obligations contained in this Agreement; or

(d)the development, Commercialization or other exploitation of the Viela Compound or Products by Viela or its Affiliates, Licensees (to the extent Viela receives indemnification from such Licensees) or contractors in and outside the Territory;

in each case, except to the extent caused by the negligence or willful misconduct of MTPC or any MTPC Indemnified Party, or by breach of this Agreement by MTPC.

For avoidance of doubt, if the Losses arise from violation of certain obligations of a Third Party under an agreement with Viela or its Affiliates and if Viela is required to carry out or enforce such obligations under this Agreement, such Losses shall be deemed arising out of this Agreement and shall be indemnifiable in accordance with this Section 11.1.

11.2.Indemnification by MTPC.

MTPC shall indemnify, defend and hold harmless Viela, its Affiliates and Licensees, and each of its and their respective employees, officers, directors and agents (each, a “Viela Indemnified Party”) from and against any and all Losses that the Viela Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of:

(a)any failure by MTPC, its Affiliates, Sublicensees, subcontractors, or any of their respective officers, directors, employees or agents to comply with any Industry Guidelines or any Applicable Laws;

(b)any negligent act or omission or willful misconduct of MTPC, its Affiliates, Sublicensees, subcontractors, or any of their respective officers, directors, employees or agents;

(c)any breach by MTPC, its Affiliates, Sublicensees, subcontractors, or any of their respective officers, directors, employees or agents, of any of MTPC’s representations, warranties, covenants or material obligations contained in this Agreement;

(d)the Development or Commercialization of the Viela Compound or Products by MTPC, Sublicensee or contractors;

(e)personal injury or death resulting from the Final Manufacturing, storage, sampling, record-keeping or transfer of the Product by MTPC, its Affiliates, Sublicensees, or contractors, or any of their respective officers, directors, employees or agents, including any failure of the Product to comply with the applicable specifications to the extent resulting from such Final Manufacturing of the Product; or

(f)any expired Product distributed by MTPC, its Affiliates, Sublicensees, contractors, or any of their respective officers, directors, employees and agents;

in each case, except (i) to the extent caused by the negligence or willful misconduct of Viela or any Viela Indemnified Party, or by breach of this Agreement by Viela, (ii) to the extent Viela is required to indemnify MTPC pursuant to the Supply Agreement, or (iii) to the extent caused by Viela’s prohibition of any action by MTPC pursuant to Section 3.4 on the basis that such action would cause a Materially Negative Impact.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

For avoidance of doubt, if the Losses arise from violation of certain obligations of a Third Party under an agreement with MTPC or its Affiliates and if MTPC is required to carry out or enforce such obligations under this Agreement, such Losses shall be deemed arising out of this Agreement and shall be indemnifiable in accordance with Section 11.2.

11.3.Procedure.

The following shall apply to all Proceedings subject to the obligations set forth in Sections 11.1 and 11.2 above:

11.3.1.A Party or its indemnified entity seeking indemnification pursuant to Section 11.1 or Section 11.2 (an “Indemnified Party”) shall give to the Party from whom such indemnification is sought (the “Indemnifying Party”) prompt written notice (a “Claim Notice”) of the assertion of any claim, or the commencement of any Proceeding for which the Indemnified Party believes the Indemnifying Party may be liable under Section 11.1 or Section 11.2 of this Agreement, as applicable.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability under Section 11.1 or Section 11.2 of this Agreement, except to the extent that the Indemnifying Party shall have been prejudiced in any material respect as a result of such failure.  A Claim Notice shall describe the nature of the claim or Proceeding and shall indicate the amount of Losses (estimated to the extent that the Losses in respect of any claim or Proceeding are reasonably capable of being estimated); provided, however, that the failure to estimate Losses (or the inaccuracy thereof) shall not affect the validity of a Claim Notice or the amount of Losses to which the Indemnified Party may be entitled.

11.3.2.The Indemnifying Party shall have the right at its discretion to control the defense of any claim or Proceeding and the right to settle or compromise any such claim or Proceeding; provided that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise unless such settlement, compromise, discharge or consent to judgment (a) includes the delivery of a written release from all liability in respect of such claim or Proceeding, (b) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, and (c) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of its Affiliates.  The Indemnifying Party shall exercise such right by delivering written notice of its intent to undertake the defense of such claim or Proceeding to the Indemnified Party within [***] after the receipt of a Claim Notice.  If the Indemnifying Party elects to control the defense of the claim or Proceeding, then all expenses and legal fees of such defense shall be borne by the Indemnifying Party.  If the Indemnifying Party elects to control the defense of the claim or Proceeding, then the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.  Only in the event that the Indemnifying Party does not assume such defense within [***] after its receipt of a Claim Notice or the Indemnifying Party notifies the Indemnified Party that it will not assume such defense, the Indemnified Party may control the defense of such claim or Proceeding at the Indemnifying Party’s cost and the Indemnified Party may settle the claim or Proceeding on behalf of and for the account and risk of the Indemnifying Party, subject to the Indemnified Party’s consent, which will not be unreasonably withheld.

11.3.3.The Party controlling the defense in any Proceeding will use commercially reasonable efforts to keep the other Party reasonably appraised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with the controlling Party with respect to the defense of any such matter.

11.4.Other Proceedings.

Except as set forth in Article 9 and as otherwise set forth in this Article 11, each Party will have the sole right, but not the obligation, to defend against any Proceedings made against it with respect to its activities hereunder.  The Defending Party will notify the Assisting Party as promptly as reasonably practicable if any such Proceeding is commenced or threatened against it.  The

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Assisting Party will reasonably assist the Defending Party and cooperate in any such litigation at Defending Party's reasonable request.  Without limiting the foregoing, with respect to any Proceeding related to Development activities or Commercialization activities within the U.S., the Defending Party will keep the Assisting Party advised of all material communications, actual and prospective filings or submissions regarding such action, and will provide the Assisting Party copies of and an opportunity to review and comment on any such communications, filings and submissions; provided, that each Party will have the right to redact from any information disclosed to the other hereunder any information relating to a product other than a Product or relating to the manufacture of a Product.  The Defending Party will control the defense and settlement of Proceedings.  For any Proceedings related to Commercialization activities relating to the Products in the Field in the Territory, where Viela is the Assisting Party, MTPC will reimburse Viela for its reasonable and verifiable out-of-pocket costs and expenses incurred in connection with Viela’s assistance.  Notwithstanding the foregoing, if MTPC is the Assisting Party in a Proceeding related to any product or activity outside the Field or outside the Territory, Viela shall reimburse MTPC of its reasonable and verifiable out-of-pocket costs and expenses incurred in connection with MTPC’s assistance.

11.5.Insurance.

During the Term, each Party shall procure, provide a certificate of insurance of, and maintain insurance, including general liability insurance and product liability insurance, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at least [***] prior to when Product is being clinically tested in human subjects (in the case of clinical trial insurance) or commercially distributed or sold (in the case of product liability insurance) by such Party pursuant to this Agreement.  The policies of insurance obtained by the Parties hereunder must state that the insurer shall notify the other Party at least [***] prior to termination, cancellation of, or any material change in, the coverage provided.

11.6.Liability Limitations.

11.6.1.No Consequential Damages.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM A PARTY’S BREACH OF SECTIONS 7.1 OR 7.2.1, OR WILLFUL MISCONDUCT, OR THAT ARISE FROM A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 11.

12.	MISCELLANEOUS.

12.1.Governing Law.

This Agreement shall be governed by and construed in accordance with the law of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction.

12.2.Dispute Resolution

12.2.1.Generally.  The Parties recognize that disputes as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder may arise from time to time.  It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 12.2 to resolve any such dispute if and when it arises.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.2.2.Escalation to Senior Officers.  If an unresolved dispute as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder arises (other than any Excluded Claim), either Party may refer such dispute to the Senior Officers or their respective designees, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute.  If such matter cannot be resolved by discussion of such officers within such [***] period (as may be extended by mutual written agreement), such dispute shall be resolved in accordance with this Section 12.2.  The Parties acknowledge that discussions between the Parties to resolve disputes are settlement discussions under applicable rules of evidence and without prejudice to either Party’s legal position.

12.2.3.Binding Arbitration.

(a)If the Parties do not resolve a dispute as provided in Section 12.2.2, and a Party wishes to pursue the matter, each such dispute that is neither an Excluded Claim shall be resolved by binding arbitration in accordance with then effective International Chamber of Commerce (“ICC”) rules, and judgment on the arbitration award may be entered in any court having jurisdiction thereof.  The decision rendered in any such arbitration shall be final and not appealable.  If either Party intends to commence binding arbitration of such dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved.  Within [***] after the receipt of such notice, the other Party may by written notice to the Party initiating binding arbitration, add additional issues to be resolved.

(b)The arbitration shall be conducted by a panel of [***], none of whom shall be a current or former employee or director, or a then-current stockholder, of either Party or their respective Affiliates.  The arbitrators must have at least [***] of experience in the pharmaceutical industry.  Within [***] after receipt of the original notice of binding arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator within [***] (for which the relevant countries are the U.S. and Japan only) of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed in accordance with the ICC rules.  The arbitrators will have the authority to decide the arbitrability of the dispute.  The place of arbitration shall be Hong Kong, and all proceedings and communications shall be in English.

(c)It is the intention of the Parties that discovery, although permitted as described herein, will be limited except in exceptional circumstances.  The arbitrators shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents.  No later than [***] after selection of the third arbitrator, the Parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration shall be concluded within [***] from such meeting.  Failing any such mutual agreement, the arbitrators shall design, and the Parties shall follow procedures to such effect.

(d)Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any preliminary injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive or any other non-compensatory damages.  The arbitrators shall have the power to order that all or part of the legal or other costs incurred by a Party in connection with

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the arbitration be paid by the other Party.  Each Party shall bear an equal share of the arbitrators’ and any administrative fees of arbitration.

(e)Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable Proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

(f)The term “Excluded Claim” means (i) a claim for specific performance or injunctive or other equitable relief as a remedy for a breach or threatened breach of Section 7.1; (ii) any dispute concerning a matter that is subject to either Party’s final decision-making authority or final approval, as expressly set forth in this Agreement; or (iii) any dispute concerning a matter that is subject to the mutual agreement of the Parties, including through the JSC, as expressly set forth in this Agreement.  The Parties irrevocably agree that they shall not institute any action in a court of law or equity with respect to any dispute to the extent such dispute falls within the scope of subsections (ii) or (iii), it being the intent of the parties that disputes within the scope of subsection (ii) be resolved by the Party that has express authority under this Agreement to make such decision or give final approval, and that disputes within the scope of subsections (iii) be resolved by mutual agreement of the Parties.  For greater clarity, Excluded Claim shall not include any dispute concerning whether there is a reasonable expectation of a Materially Negative Impact under Section 3.4.

12.3.Force Majeure.

If the performance of this Agreement is prevented or restricted by government action, war, fire, explosion, flood, strike, lockout, embargo, epidemics, pandemics, quarantines, acts of terrorism, acts of God, failures of common carriers, or any other similar cause beyond the reasonable control of the defaulting Party (“Force Majeure Event”), the Party so affected shall be released for the duration of the Force Majeure Event, or such other period agreed between the Parties as being reasonable in all circumstances, from its contractual obligations directly affected by the Force Majeure Event, provided that the affected Party shall:  (a) give prompt notice in writing to the other Party of the Force Majeure Event; (b) use commercially reasonable efforts to avoid or remove such cause of non-performance; and (c) continue the full performance of this Agreement as soon as such cause is removed.  The Parties shall take all reasonable steps to minimize the effects of Force Majeure Event on the performance of this Agreement and shall, if necessary, agree upon appropriate measures to be taken.  If, within [***] of the beginning of the Force Majeure Event the affected Party is not able to provide a reasonable plan for the resumption of its performance within [***], or should the Force Majeure Event continue for more than [***], then the Party not affected by such Force Majeure Event shall have the right to terminate this Agreement immediately upon written notice to the affected Party.  Notwithstanding anything contained in this Section 12.3, obligations to pay money are never excused by a Force Majeure Event.

12.4.Entire Agreement.

Each schedule, exhibit or appendix hereto is integral to this Agreement and is hereby incorporated herein.  This Agreement supersedes all prior agreements and understandings, including the CDA, whether oral or written, made by either Party or between the Parties and constitutes the entire Agreement of the Parties with regard to the subject matter hereof.  It shall not be considered extended, cancelled or amended in any respect unless done so in writing and signed on behalf of the Parties hereto.  Information disclosed by either Party or its Affiliates under the CDA shall be governed by the CDA until the Effective Date of this Agreement and shall be deemed to be Confidential Information of the applicable Party disclosed hereunder and subject to the confidentiality provisions of this Agreement from and including the Effective Date for the duration set forth herein.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.5.Amendments; Waiver.

Amendments and additions to this Agreement shall be valid only if made in writing by an authorized signatory of both Parties unless a stricter form is prescribed by Applicable Laws.  A waiver of any right or remedy under this Agreement or by law is only effective if it is given in writing and is signed by the person waiving such right or remedy.  Any such waiver shall apply only to the circumstances for which it is given and shall not be deemed a waiver of any subsequent breach or default.  A failure or delay by any person to exercise any right or remedy provided under this Agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy.  No single or partial exercise of any right or remedy provided under this Agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

12.6.Severability.

The Parties hereby expressly state that neither Party intends to violate any Applicable Law.  If any provision of this Agreement is in violation of any Applicable Law it shall be invalid and unenforceable, without affecting the validity or enforceability of other provisions of this Agreement.  The Parties agree to renegotiate such provision in good faith and, to the extent possible, to replace it with valid and enforceable provisions in such a way as to reflect as nearly as possible the intent and purpose of the original provision.

12.7.Independent Contractors.

The status of Viela and MTPC under the business arrangement established by this Agreement is that of independent contractors.  A Party has no authority whatsoever to act as an agent or representative of the other Party except as expressly set forth in this Agreement, nor any authority or power to contract in the name of or create any liability against or otherwise bind the other Party or its Affiliate in any way for any purpose.

12.8.Notices.

Other than routine communications made through the JSC, its subcommittees, or the Alliance Managers within the remit of such committees or persons, as contemplated elsewhere herein, all reports, notices, approvals and communications required or permitted to be made pursuant to this Agreement by one Party to the other shall be in writing and delivered by hand or sent by post or email to the Party concerned at the relevant address set out in this Section 12.8 below (or such other address as may be notified from time to time in accordance with this Clause by the relevant Party to the other Party).  Any communication shall take effect:

(a)if hand delivered, upon being handed personally to the addressee (or, where the addressee is a corporation, any one of its directors or its secretary) or being left in a letter box or other appropriate place for the receipt of letters at the relevant Party’s address as set out below;

(b)if sent by first class registered post, at 10 a.m. on the second (2nd) Business Day after posting or if overseas by international recorded post, at 10 a.m. on the fifth (5th) Business Day after posting;

(c)if sent by internationally recognized courier service which provides for overnight delivery, at 10 a.m. on the second (2nd) Business Day after such communication was provided to the courier for delivery; and

(d)if sent by email, upon the earlier of (i) when the email is sent to the correct email address; or (ii) when the recipient of the email has sent a reply.

Notices to Viela:

Viela Bio, Inc.

One MedImmune Way

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Gaithersburg MD, 20878

U.S.A.

Attn:  Head of Business Development

With copies (which shall be required but shall not itself constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

701 Pennsylvania Avenue

Washington, DC  20004

U.S.A.

Attention:  Christopher E.  Jeffers, Esq.

Email: CJeffers@Mintz.com

Tel: +1 (202) 434-7300

Notices to MTPC:

Mitsubishi Tanabe Pharma Corporation

[***]

[***]

[***]

Attention: Vice President, Head of Business Development

Fax: [***]

12.9.Assignment.

12.9.1.Each Party shall have the right to assign or transfer, in whole or in part, this Agreement to its Affiliates or to a successor of all or substantially all of its business to which this Agreement relates, whether in a merger, sale of stock, sale of assets or any other transaction, by giving written notice to the other Party, except that MTPC may not assign or transfer this Agreement without Viela’s prior written consent, such consent not to be unreasonably withheld, (i) to a Viela Competitor, (ii) to a Third Party having a market capitalization of less than [***], or (iii) within the [***] after the First Commercial Sale of a Product in Japan.  For purposes of this Section 12.9, “Viela Competitor” means [***].

12.9.2.This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

12.10.Publicity.

12.10.1.Subject to Section 12.10.2, neither party will make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party.  Upon the execution of this Agreement by both Parties, the Parties shall each issue a press release substantially in the form that the Parties mutually agreed upon.  Once initial consent to a particular disclosure or public announcement has been given and the disclosure or statement has been made concerning particular subject matter, the Parties may make any further public statement concerning such subject matter so long as any such public statement is not inconsistent with the prior public disclosures or public statements approved pursuant to this Section 12.10.1.

12.10.2.In the event that a Party is, based on the advice of the disclosing Party’s counsel, required by Applicable Laws or the rules of a stock exchange on which its securities are listed (or to which an

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application for listing has been submitted) to make a public disclosure regarding this Agreement or its subject matter (including the terms of this Agreement), such Party shall submit the proposed disclosure (or proposed redacted copy of the Agreement, as applicable) and the provisions of this Agreement upon which the proposed disclosure will be made in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for the other Party to comment thereon, which comments the disclosing Party will make reasonable efforts to incorporate into the proposed disclosure.  The inclusion of the other Party’s Confidential Information in the proposed disclosure shall be governed by Section 7.1.3.  Neither Party is obligated to obtain approval from the other Party with respect to any such filings required by the applicable securities exchange commission.  Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with the terms of this Agreement, provided such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

12.10.3.Except as expressly permitted in this Agreement or as required by Applicable Law (or the regulations of applicable stock exchanges), neither Party may use the other Party’s trademarks, service marks or trade names, or otherwise refer to or identify that other Party in marketing or promotional materials, press releases, statements to news media or other public announcements, without the other Party’s prior written consent, which that other Party may grant or withhold in its sole discretion.

12.11.Third Parties Beneficiaries.

Except as provided in Sections 11.1 and 11.2, and except for any assignment under Section 12.9, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto.  No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

12.12.Joint Drafting.

The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

12.13.Counterparts.

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one (1) counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute the one agreement.  Delivery of a copy of this Agreement together with an executed signature page of a counterpart in Adobe™ Portable Document Format (PDF) sent by electronic mail shall take effect (as of the Effective Date) as delivery of an executed counterpart of this Agreement.  If this method is adopted, without prejudice to the validity of this Agreement, each Party shall provide the other with a hard copy original of that executed counterpart as soon as reasonably practicable thereafter.

12.14.Further Assurance.

Each Party shall perform all further acts and things and execute and deliver such further documents, as may be necessary or as the other Party may reasonably require, to implement or give effect to this Agreement.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers.

For and on behalf of Viela Bio, Inc.[***] Name: [***]Title: [***]For and on behalf ofMitsubishi Tanabe Pharma Corporation[***] Name: [***]Title: [***]

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Exhibit A

Product Trademarks

Mark	Country	Status	Filing Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

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Exhibit B

Viela Existing Licenses

[***]

[***]

[***]

[***]

[***]

[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]

[***]

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Exhibit C

Viela Patents

[***] [***] [***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] [***] [***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***] [***] [***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit D

[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit E

Patents

[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.